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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-235339

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these ordinary shares has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement
(To Prospectus dated December 3, 2019) (Subject to completion, dated February 10, 2020)

$150,000,000

Ordinary Shares

        We are offering $150,000,000 of our ordinary shares. Our ordinary shares are listed on The Nasdaq Global Market under the symbol "TBPH." Based on an assumed public offering price of $30.65 per share, the closing price of our ordinary stock on The Nasdaq Global Market on February 7, 2020, we would expect to offer approximately 4,893,964 ordinary shares.

        Investing in our ordinary shares involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)
See "Underwriters" for additional disclosure regarding underwriting discounts, commissions and estimated expenses.

        We have granted the underwriters an option to purchase up to $22,500,000 of additional ordinary shares from us at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the ordinary shares against payment on or about February     , 2020.

Morgan Stanley	J.P. Morgan	Cowen

The date of this prospectus supplement is February     , 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS

        On December 3, 2019, we filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-235339) utilizing an automatic shelf registration process relating to the securities described in this prospectus supplement. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement controls.

        We have not, and the underwriters have not, authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you. We and they take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read the prospectus supplement, the accompany prospectus and any related free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of the prospectus supplement and the accompanying prospectus entitled "Where You Can Find More Information" and "Information Incorporated by Reference."

        This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus are a part, while others are incorporated by reference from our previously filed periodic reports or the description of our ordinary shares contained in the Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description, and amendments thereto, including their exhibits, and you may obtain copies of these documents as described below under "Where You Can Find More Information" and "Information Incorporated by Reference."

        We have not taken any action to permit an offering of our ordinary shares outside the United States or to permit the possession or distribution of this prospectus supplement or the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

        In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, the terms "Theravance Biopharma," "Theravance," "company," "we," "our," and "us" refer to Theravance Biopharma, Inc. and its consolidated subsidiaries.

        We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contain references to trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks or trade names. We do not intend our use or display of other companies' trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve substantial risks, uncertainties and assumptions. All statements in this prospectus supplement, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, anticipated operating loss (excluding share-based compensation), prospects, plans, intentions, expectations, objectives and this offering (including the anticipated use of the net proceeds therefrom) could be forward-looking statements. The words "aim," "anticipates," "believes," "contemplates," "continue," "could," "designed," "developed," "drive," "estimates," "expects," "goal," "intends," "may," "mission," "opportunities," "plans," "potential," "predicts," "projects," "pursuing," "represents," "seeks," "should," "suggest," "target," "will," "would" and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, expectations or objectives disclosed in our forward-looking statements and the assumptions underlying our forward-looking statements may prove incorrect. Therefore, you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and objectives disclosed in the forward-looking statements that we make.

        Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed in the "Risk Factors" sections of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and those discussed elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference. Our forward-looking statements in this prospectus supplement are based on current expectations and we do not assume any obligation to update any forward-looking statements.

SUMMARY

Overview

        Theravance Biopharma, Inc. ("Theravance Biopharma") is a diversified biopharmaceutical company primarily focused on the discovery, development and commercialization of organ-selective medicines. Our purpose is to create transformational medicines to improve the lives of patients suffering from serious illnesses. Our research is focused in the areas of inflammation and immunology.

        In pursuit of our purpose, we apply insights and innovation at each stage of our business and utilize our internal capabilities and those of partners around the world. We apply organ-selective expertise to biologically compelling targets to discover and develop medicines designed to treat underserved localized diseases and to limit systemic exposure, in order to maximize patient benefit and minimize risk. These efforts leverage years of experience in developing lung-selective medicines to treat respiratory disease, including the United States ("US") Food and Drug Administration (the "FDA") approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease ("COPD"). Our pipeline of internally discovered programs is targeted to address significant patient needs.

        We have an economic interest in potential future payments from Glaxo Group or one of its affiliates ("GSK") pursuant to its agreements with Innoviva, Inc. ("Innoviva") relating to certain programs, including TRELEGY ELLIPTA.

Our Programs

        The table below summarizes the status of our approved product and our other product candidates in development. The table also includes the status of the respiratory programs in which we have an economic interest and for which GSK is responsible pursuant to agreements between Innoviva and GSK ("GSK-Partnered Respiratory Programs"). These programs consist primarily of the TRELEGY ELLIPTA program. We have an economic interest in these programs through our interest in Theravance Respiratory Company, LLC, a limited liability company managed by Innoviva. The status of all GSK-Partnered Respiratory Programs referenced in this prospectus supplement are based solely upon publicly available information and may not reflect the most recent developments under the programs.

Glossary of Defined Terms used in Table Above:

COPD: Chronic Obstructive Pulmonary Disease;
 CD: Crohn's Disease
 cSSSI: Complicated Skin and Skin Structure Infections;
 FF: Fluticasone Furoate;
 HABP/VABP: Hospital-Acquired and Ventilator-Associated Bacterial Pneumonia;
 IV: Intravenous;
 JAKi: Janus Kinase Inhibitor;
LAMA: Long-Acting Muscarinic Antagonist;
 nOH: Neurogenic Orthostatic Hypotension;
 NRI: Norepinephrine Reuptake Inhibitor;
 POGD: Post-Operative Gastrointestinal Dysfunction;
 UC: Ulcerative Colitis;
 UMEC: Umeclidinium; and
 VI: Vilanterol

Recent Developments

  Estimates as of December 31, 2019

        We are currently finalizing our financial results for the year ended December 31, 2019. The financial results discussed below as of December 31, 2019 are preliminary and subject to completion of financial and operating closing procedures. The results below are not a comprehensive statement of our financial results as of December 31, 2019, and our actual results may differ materially from these amounts following the completion of our financial and operating closing procedures, or as a result of other adjustments or developments that may arise before the results as of December 31, 2019 are finalized. In addition, even if our actual results are consistent with these preliminary results, those results or developments may not be indicative of results or developments in subsequent periods.

        We expect to report that our cash, cash equivalents and marketable securities were approximately $285.8 million as of December 31, 2019.

  Global License Agreement with Pfizer Inc. for Skin-Selective Pan-JAK Inhibitors

        In the fourth quarter of 2019, we entered into a global license agreement with Pfizer Inc. for our preclinical skin-selective, locally-acting pan-JAK inhibitor program. The compounds in this program are designed to be rapidly metabolized, target validated pro-inflammatory pathways, and are specifically designed to possess skin-selective activity with minimal systemic exposure.

        Under this agreement, Pfizer has an exclusive license to develop, manufacture and commercialize certain compounds for all uses other than gastrointestinal, ophthalmic and respiratory applications. We received an upfront cash payment of $10.0 million and are eligible to receive up to an additional $240.0 million in development and sales milestone payments from Pfizer. In addition, we will be eligible to receive a tiered marginal royalty on worldwide net sales of any potential products under the license at percentage royalty rates ranging from middle single-digits to low double-digits.

  Theravance Respiratory Company, LLC ("TRC")

        In January 2020, we were informed by Innoviva that GSK had declined to adopt certain TRELEGY ELLIPTA development and commercialization initiatives proposed by Innoviva. As a result, Innoviva would not continue to withhold any funds that had been reserved for those initiatives, and we subsequently received $15.8 million in a distribution from Innoviva representing our share of the net royalty income payments for the third quarter of 2019 plus the $6.9 million previously withheld, less estimated TRC expenses for the quarter ended December 31, 2019 and estimated expenses through 2020. For additional discussion regarding risks related to royalty distributions by Innoviva and TRC, please see the risk factor entitled "We do not control the commercialization of TRELEGY ELLIPTA and we do not control TRC; accordingly the amount of royalties we receive will depend, among other factors, on GSK's ability to further commercialize TRELEGY ELLIPTA and TRC's decisions concerning use of cash in accordance with the TRC LLC Agreement."

  Note Refinancing

        We have in the past and are currently engaged in discussions with a limited number of investors to explore alternative financing strategies with respect to the Non-Recourse 2033 Notes. In particular, although we have no definitive agreements with respect to the refinancing of the Non-Recourse 2033 Notes, we are in advanced negotiations and it is possible that we could enter into definitive agreements with new lenders to, among other things, lend us $400.0 million on a non-recourse basis similar to the Non-Recourse 2033 Notes and allow us to redeem the $250.0 million aggregate principal amount of Non-Recourse 2033 Notes. We would expect this new loan to bear interest at a slightly higher rate than the Non-Recourse 2033 Notes and have a term of at least 15 years. We also expect that the primary source of funds to make payments on this new loan will continue to be the 63.75% economic interest of our affiliate in any future royalties due on net sales of the TRELEGY ELLIPTA program. We cannot assure you that we will be successful in negotiating this or any new loan agreement, that we will be able to refinance the Non-Recourse 2033 Notes and secure additional financing, or the timing or terms of any such financing.

Corporate Information

        Theravance Biopharma was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. Our corporate address in the Cayman Islands and principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the address of our wholly-owned US operating subsidiary Theravance Biopharma US, Inc. is 901 Gateway Boulevard, South San Francisco, California 94080. Our telephone number is (650) 808-6000 and our corporate website address is www.theravance.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. While Theravance Biopharma is incorporated under Cayman Islands law, Theravance Biopharma became an Irish tax resident effective July 1, 2015. The address of our wholly-owned Irish operating subsidiary, Theravance Biopharma Ireland Limited, is Connaught House, Burlington Road, Dublin 4, Ireland.

 THE OFFERING

Ordinary shares offered by us	$150,000,000 of ordinary shares
Option to purchase additional ordinary shares	$22,500,000 of ordinary shares
Ordinary shares to be outstanding immediately after this offering

61,656,271 ordinary shares (or 62,390,365 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full), based on an aggregate offering of $150,000,000 of ordinary shares at an assumed public offering price of $30.65 per share, the closing price of our ordinary shares on The Nasdaq Global Market on February 7, 2020.

Use of Proceeds

The net proceeds from this offering are estimated to be approximately $140.6 million (or $161.7 million if the underwriters exercise their option to purchase additional ordinary shares in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates. We do not currently have any commitments with regard to any such acquisitions or other strategic transactions. See "Use of Proceeds" for additional information.

Risk Factors

You should carefully consider the information set forth in the section entitled "Risk Factors" beginning on page S-13 of this prospectus supplement and all other information incorporated by reference into this prospectus supplement before deciding to invest in our ordinary shares.

The Nasdaq Global Market Symbol	"TBPH"

        The number of ordinary shares shown above to be outstanding after this offering is based on 56,762,307 shares outstanding as of September 30, 2019, and excludes (each as of September 30, 2019):

  •
  2,905,516 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares having a weighted-average exercise price of $24.9972 per share;

  •
  3,564,759 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan (which reserve includes 32,912 shares subject to equity awards issued subsequent to September 30, 2019 through January 31, 2020);

  •
  195,476 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan;

  •
  2,093,462 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  5,088,852 ordinary shares issuable upon vesting of outstanding restricted stock units ("RSUs"); and

  •
  any ordinary shares issuable upon conversion of our outstanding 3.25% Convertible Senior Notes due 2023 with an outstanding aggregate principal amount of $230.0 million and having an initial conversion rate of 29.0276 ordinary shares for each $1,000 principal amount of notes, as adjusted from time to time pursuant to the provisions of the indenture covering such notes.

        In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes:

  •
  no exercise of the outstanding options described above;

  •
  no settlement of the outstanding RSUs described above; and

  •
  no exercise of the underwriters' option to purchase additional ordinary shares.

 SUMMARY FINANCIAL DATA

        The following tables set forth a summary of our historical financial data as of and for the periods presented. The summary historical financial data set forth below includes the results of operations and balance sheet data for the nine months ended, and as of, September 30, 2019 and 2018, and the years ended, and as of, December 31, 2018, 2017 and 2016. The summary financial data for the nine months ended September 30, 2019 and 2018 and as of September 30, 2019 have been derived from our unaudited condensed financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated herein by reference. The summary historical financial data as of and for each of the three years in the period ended December 31, 2018 have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference. The unaudited condensed financial data have been prepared on a basis consistent with our audited financial statements, and in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Historical results are not necessarily indicative of the results to be expected in the future and our interim results are not necessarily indicative of results to be expected for the full year or any other period.

        The information below should be read in conjunction with (i) our financial statements (and notes thereto) contained in our Annual Report on Form 10-K for the year ended December 31, 2018 and our unaudited condensed financial statements (and notes thereto) contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2018, and Part I, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each incorporated by reference herein.

	Year Ended December 31,			Nine Months Ended September 30,
	2018	2017	2016	2019	2018
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Product sales	$15,304	$14,788	$17,603	$—	$12,889
Collaboration revenue	41,791	598	31,045	21,666	31,744
Licensing revenue	—	—	—	18,500	—
Mylan collaboration agreement	3,275	—	—	3,749	—

Total revenue	60,370	15,386	48,648	43,915	44,633
Costs and expenses:
Cost of goods sold	715	6,030	2,894	—	83
Research and development	201,348	173,887	141,712	152,223	149,079
Selling, general and administrative	97,058	95,592	84,509	73,035	71,601

Total costs and expenses(1)	299,121	275,509	229,115	225,258	220,763
Loss from operations	(238,751)	(260,123)	(180,467)	(181,343)	(176,130)
Income from investment in TRC, LLC(2)	11,182	170	—	21,792	5,754
Interest expense	(10,482)	(8,547)	(1,404)	(23,827)	(6,411)
Other-than-temporary impairment loss	—	(8,000)	—	—	—
Interest and other income, net	11,966	4,789	1,312	7,258	4,144

Loss before income taxes	(226,085)	(271,711)	(180,559)	(176,120)	(172,643)
Provision for income tax benefit (expense)	10,561	(13,694)	(10,110)	5,271	7,305

Net loss	$(215,524)	$(285,405)	$(190,669)	$(170,849)	$(165,338)

Basic and diluted net loss per share	$(3.99)	$(5.45)	$(4.26)	$(3.08)	$(3.07)

Shares used to compute basic and diluted net loss per share	53,969	52,352	44,711	55,445	53,771

	As of
	December 31,			September 30,
	2018	2017	2016	2019
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and marketable securities	$517,145	$390,153	$592,661	$344,620
Working capital	434,269	316,197	479,235	246,829
Total assets	560,235	441,400	639,254	445,337
Convertible senior notes due 2023, net	224,818	223,746	222,676	225,622
Non-recourse notes due 2033, net	229,535	—	—	222,008
Accumulated deficit	(1,012,145)	(797,740)	(512,225)	(1,182,994)
Total shareholders' (deficit) equity	(51,589)	115,178	350,231	(182,805)

(1)
The following table discloses the allocation of share-based compensation expense included in total operating expenses:

	Year Ended December 31,			Nine Months Ended September 30,
	2018	2017	2016	2019	2018
	(In thousands)
Research and development	$25,563	$22,691	$20,202	$18,338	$19,757
Selling, general and administrative	25,750	26,454	20,967	18,200	19,842

Total share-based compensation	$51,313	$49,145	$41,169	$36,538	$39,599

(2)
75% of the income from our investment in TRC is available only for payment of the Non-Recourse 2033 Notes and is not available to pay our other obligations or the claims of our other creditors.

RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks discussed in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, which may be amended, supplemented or superseded by other reports we subsequently file with the SEC and that are incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our ordinary shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Please also read carefully the section entitled "Cautionary Note Regarding Forward-Looking Statements."

RISKS RELATING TO THE COMPANY

We anticipate that we will incur losses for the foreseeable future. We may never achieve or sustain profitability.

        First as part of Innoviva, Inc., and since June 2, 2014 as Theravance Biopharma, we have been engaged in discovery and development of compounds and product candidates since mid-1997. We may never generate sufficient revenue from the sale of medicines, royalties on sales by our partners or from our interest in Theravance Respiratory Company, LLC ("TRC") to achieve profitability. During the three and nine months ended September 30, 2019 and years ended December 31, 2018 and 2017, we recognized net losses of $58.4 million, $170.8 million, $215.5 million and $285.4 million, respectively, which are reflected in the shareholders' (deficit) equity on our consolidated balance sheets. We reflect cumulative net loss incurred after June 2, 2014, the effective date of our spin-off from Innoviva, Inc. (the "Spin-Off"), as accumulated deficit on our consolidated balance sheets, which was $1.2 billion as of September 30, 2019. We expect to continue to incur net losses at least over the next several years as we continue our drug discovery and development efforts and incur significant preclinical and clinical development costs related to our current product candidates and commercialization and development costs relating to YUPELRI. In particular, to the extent we continue to advance our product candidates into and through additional clinical studies, we will incur substantial expenses. For example: we initiated a Phase 2b/3 induction and maintenance study of TD-1473 in ulcerative colitis; we initiated a Phase 2 induction study of TD-1473 in Crohn's disease; and we have progressed ampreloxetine (TD-9855) into a Phase 3 registrational program. The expenses associated with these clinical studies are substantial. We will incur costs and expenses associated with our co-promotion agreement with Mylan for commercialization of YUPELRI in the US, including the maintenance of an independent sales and marketing organization with appropriate technical expertise, a medical affairs presence and consultant support, and post-marketing studies. Our commitment of resources to the continued development of our existing product candidates, our discovery programs, and YUPELRI will require significant additional funding. Our operating expenses also will increase if, among other things:

  •
  our earlier stage potential products move into later-stage clinical development, which is generally more expensive than early stage development;

  •
  additional preclinical product candidates are selected for clinical development;

  •
  we pursue clinical development of our potential or current products in new indications;

  •
  we increase the number of patents we are prosecuting or otherwise expend additional resources on patent prosecution or defense; or

  •
  we acquire or in-license additional technologies, product candidates, products or businesses.

        While we are generating revenues from (i) sales of YUPELRI, (ii) our economic interest in royalties from net sales of TRELEGY ELLIPTA paid to TRC (63.75% of which amounts are used to make payments on the Non-Recourse 2033 Notes), (iii) payments under collaboration agreements, and (iv) minor royalties from the net sales of VIBATIV, we do not expect to generate significant revenues or become profitable in the immediate future. Since we or our collaborators or licensees may not successfully develop additional products, obtain required regulatory approvals, manufacture products at an acceptable cost or with appropriate quality, or successfully market and sell such products with desired margins, our expenses will continue to exceed any revenues we may receive for the foreseeable future.

        In the absence of substantial licensing payments, contingent payments or other revenues from third-party collaborators, royalties on sales of products licensed under our intellectual property rights, future revenues from those product candidates in development that receive regulatory approval or other sources of revenues, we will continue to incur operating losses and will require additional capital to execute our business strategy. The likelihood of reaching, and the time required to reach, and then to sustain, profitability are highly uncertain. As a result, we expect to continue to incur substantial losses for the foreseeable future. We are uncertain when or if we will ever be able to achieve or sustain profitability. Failure to become and remain profitable would adversely affect the price of our securities and our ability to raise capital and continue operations.

Any delay in commencing or completing clinical studies for product candidates and any adverse results from clinical or non-clinical studies or regulatory obstacles product candidates may face, would harm our business and the price of our securities could fall.

        Each of our product candidates must undergo extensive non-clinical and clinical studies as a condition to regulatory approval. Non-clinical and clinical studies are expensive, take many years to complete and study results may lead to delays in further studies, new requirements for conducting future studies or decisions to terminate programs. The commencement and completion of clinical studies for our product candidates may be delayed and programs may be terminated due to many factors, including, but not limited to:

  •
  lack of effectiveness of product candidates during clinical studies;

  •
  adverse events, safety issues or side effects (or perceived adverse developments or results) relating to the product candidates or their formulation into medicines;

  •
  inability to raise additional capital in sufficient amounts to continue our development programs, which are very expensive;

  •
  inability to enter into partnering arrangements relating to the development and commercialization of our programs and product candidates;

  •
  delays in patient enrollment and variability in the number and types of patients available for clinical studies;

  •
  the need to sequence clinical studies as opposed to conducting them concomitantly in order to conserve resources;

  •
  our inability or the inability of our collaborators or licensees to manufacture or obtain from third parties materials sufficient for use in non-clinical and clinical studies;

  •
  governmental or regulatory delays or suspensions of the conduct of the clinical trials and changes in regulatory requirements, policy and guidelines, including as a result of any class-based risks that emerge as an area of FDA or other regulatory agency focus;

  •
  failure of our partners to advance our product candidates through clinical development;

  •
  difficulty in maintaining contact with patients after treatment, resulting in incomplete data;

  •
  varying regulatory requirements or interpretations of data among the FDA and foreign regulatory authorities; and

  •
  a regional disturbance where we or our collaborative partners are enrolling patients in clinical trials, such as a pandemic, terrorist activities or war, political unrest or a natural disaster.

        Any adverse developments or results or perceived adverse developments or results with respect to our clinical programs including, without limitation, any delays in development in our programs, any halting of development in our programs, any difficulties or delays encountered with regard to the FDA or other third country regulatory authorities with respect to our programs, or any indication from clinical or non-clinical studies that the compounds in our programs are not safe or efficacious, could have a material adverse effect on our business and cause the price of our securities to fall.

        In July 2019, the FDA issued a Boxed Warning for a systemically active pan-JAK inhibitor, calling out an increased risk of pulmonary embolism and death following the results of a safety study in patients with rheumatoid arthritis. Theravance Biopharma is focused on developing pan-JAK inhibitors that are designed to remain organ-selective so that they do not become systemically active in order to minimize the risk of side effects. It is unknown at this time what, if any, additional requirements the FDA may put in place with respect to the development of JAK inhibitors generally or what other future FDA actions may have on the prospects for JAK inhibitors. Delays or adverse developments or results or perceived adverse developments or results relating to JAK inhibitors could harm our business and could cause the price of our securities to fall. Examples of such adverse developments include, but are not limited to:

  •
  the FDA and/or other regulatory authorities determining that additional non-clinical or clinical studies are required with respect to our JAK inhibitor programs;

  •
  safety, efficacy or other concerns relating to our JAK inhibitor programs or JAK inhibitors under development or commercialized by other companies;

  •
  the FDA determining that class-based warnings are required for JAK inhibitors generally; or

  •
  any change in FDA policy or guidance regarding JAK inhibitors.

If our product candidates are not approved by regulatory authorities, including the FDA, we will be unable to commercialize them.

        The FDA must approve any new medicine before it can be marketed and sold in the US. We will not obtain this approval for a product candidate unless and until the FDA approves an NDA. We, or our collaborative partners, must provide the FDA and similar foreign regulatory authorities with data from preclinical and clinical studies that demonstrate that our product candidates comply with the regulatory requirements for the quality of medicinal products and are safe and effective for a defined indication before they can be approved for commercial distribution. FDA or foreign regulatory authorities may disagree with our trial design and our interpretation of data from preclinical studies and clinical trials. The processes by which regulatory approvals are obtained from the FDA and foreign regulatory authorities to market and sell a new product are complex, require a number of years, depend upon the type, complexity and novelty of the product candidate and involve the expenditure of substantial resources for research, development and testing. The FDA has substantial discretion in the drug approval process and may require us to conduct additional nonclinical and clinical testing or to perform post-marketing studies. Further, the implementation of new laws and regulations, and revisions to FDA clinical trial design guidance may lead to increased uncertainty regarding the approvability of new drugs. See the risk factor entitled "Any delay in commencing or completing clinical studies for product candidates and any adverse results from clinical or non-clinical studies or regulatory obstacles product candidates may face, would harm our business and the price of our securities could fall" above for additional information. In addition, the FDA has additional standards for approval of new drugs, including recommended advisory committee meetings for certain new molecular entities, and formal risk evaluation and mitigation requirements at the FDA's discretion. Even if we receive regulatory approval of a product, the approval may limit the indicated uses for which the drug may be marketed or impose significant restrictions or limitations on the use and/or distribution of such product.

        In addition, in order to market our medicines in foreign jurisdictions, we or our collaborative partners must obtain separate regulatory approvals in each country. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. Conversely, failure to obtain approval in one or more jurisdictions may make approval in other jurisdictions more difficult. These laws, regulations, additional requirements and changes in interpretation could cause non-approval or further delays in the FDA's or other regulatory authorities' review and approval of our and our collaborative partner's product candidates, which would materially harm our business and financial condition and could cause the price of our securities to fall.

If additional capital is not available, we may have to curtail operations or we could be forced to share our rights to commercialize our product candidates with third parties on terms that may not be favorable to us.

        Based on our current operating plans and financial forecasts, we believe that our existing cash, cash equivalents and marketable securities will be sufficient to meet our anticipated operating needs for at least the next twelve months. However, our current operating plans or financial forecasts occasionally change. For example, in August 2017, we announced an increase in our anticipated operating loss for 2017, primarily driven by our decision to accelerate funding associated with the next phase of development of TD-1473 in our JAK inhibitor program. If our current operating plans or financial forecasts change, we may require or seek additional funding sooner in the form of public or private equity or equity-linked offerings, debt financings or additional collaborations and licensing arrangements.

        We may need to raise additional capital in the future to, among other things:

  •
  fund our discovery efforts and research and development programs;

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  fund our commercialization strategies for any approved products and to prepare for potential product approvals;

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  support our independent sales and marketing organization and medical affairs team;

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  support our additional investments in YUPELRI, including potential post-marketing clinical studies;

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  progress any additional product candidates into later-stage development without funding from a collaboration partner;

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  progress mid-to-late stage product candidates into later-stage development, if warranted;

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  respond to competitive pressures; and

  •
  acquire complementary businesses or technologies.

        Our future capital needs depend on many factors, including:

  •
  the scope, duration and expenditures associated with our discovery efforts and research and development programs;

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  continued scientific progress in these programs;

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  the extent to which we encounter technical obstacles in our research and development programs;

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  the outcome of potential licensing or partnering transactions, if any;

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  competing technological developments;

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  the extent of our proprietary patent position in any approved products and our product candidates;

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  our facilities expenses, which will vary depending on the time and terms of any facility lease or sublease we may enter into, and other operating expenses;

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  the scope and extent of the expansion of our sales and marketing efforts;

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  potential litigation and other contingencies; and

  •
  the regulatory approval process for our product candidates.

        We intend to seek to raise additional capital or obtain future funding through public or private equity offerings, debt financings or additional collaborations and licensing arrangements to meet our capital needs or to take advantage of opportunistic market conditions. We may not be able to obtain additional financing on terms favorable to us, if at all. General market conditions may make it difficult for us to seek financing from the capital markets. We may be required to relinquish rights to our technologies, product candidates or territories, or grant licenses on terms that are not favorable to us, in order to raise additional funds through collaborations or licensing arrangements. We may sequence preclinical and clinical studies as opposed to conducting them concomitantly in order to conserve resources, or delay, reduce or eliminate one or more of our research or development programs and reduce overall overhead expenses. If we are unable to raise additional capital or obtain future funding in sufficient amounts or on terms acceptable to us, we may have to make reductions in our workforce and may be prevented from continuing our discovery, development and commercialization efforts and exploiting other corporate opportunities. This would likely harm our business, prospects and financial condition and cause the price of our securities to fall.

We may seek to obtain future financing through the issuance of debt or equity, which may have an adverse effect on our shareholders or may otherwise adversely affect our business.

        If we raise funds through the issuance of additional debt, including convertible debt or debt secured by some or all of our assets, or equity, any debt securities or preferred shares issued will have rights, preferences and privileges senior to those of holders of our ordinary shares in the event of liquidation. Neither the terms of our $230.0 million of 3.25% convertible senior notes, due 2023 (the "Convertible Senior 2023 Notes") nor the terms of the Issuer's 9.0% non-recourse notes due in or before 2033 ("Non-Recourse 2033 Notes") restrict our ability to issue additional debt. If additional debt is issued or we otherwise borrow additional funds, there is a possibility that once all senior claims are settled, there may be no assets remaining to pay out to the holders of ordinary shares. As referenced in "Summary—Note Refinancing" above, we are in advanced negotiations with new lenders for financing that would have the net effect of increasing our outstanding debt by $150 million if our negotiations are successful. Moreover, 75% of the income from our investment in TRC, as evidenced by the Issuer Class C Units, is available only for payment of the Non-Recourse 2033 Notes and is not available to pay our other obligations or the claims of our other creditors. In addition, if we raise funds through the issuance of additional equity, whether through private placements or public offerings (including through the sales agreement we entered into in December 2019), such an issuance would dilute ownership of our current shareholders that do not participate in the issuance. Since our Spin-Off in June 2014, we have raised an aggregate of $833.9 million in a combination of (i) the sale of approximately 17.5 million ordinary shares, and (ii) $480.0 million aggregate principal amount of notes. If we are unable to obtain any needed additional funding, we may be required to reduce the scope of, delay, or eliminate some or all of, our planned research, development and commercialization activities or to license to third parties the rights to develop and/or commercialize products or technologies that we would otherwise seek to develop and/or commercialize ourselves or on terms that are less attractive than they might otherwise be, any of which could materially harm our business.

        Furthermore, the terms of any additional debt securities we may issue in the future may impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness, pay dividends on or repurchase our share capital, or make certain acquisitions or investments. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control.

If our partners do not satisfy their obligations under our agreements with them, or if they terminate our partnerships with them, we may not be able to develop or commercialize our partnered product candidates as planned.

        We have an exclusive development and commercialization agreement with Alfasigma for velusetrag, our internally discovered 5-HT4 agonist for the treatment of gastromotility disorders, under which we have transferred to Alfasigma global rights for velusetrag. In January 2015, we entered into a collaboration agreement with Mylan for the development and commercialization of a nebulized formulation of our LAMA revefenacin, including YUPELRI. Under the terms of the agreement, we and Mylan will co-develop nebulized revefenacin, including YUPELRI, for COPD and other respiratory diseases. In June 2016, we entered into a License and Collaboration Agreement with Millennium Pharmaceuticals, Inc., an indirect wholly-owned subsidiary of Takeda Pharmaceutical Company Limited (collectively with Millennium, "Takeda") in order to establish a collaboration for the development and commercialization of TD-8954, a selective 5-HT4 receptor agonist in development for gastrointestinal motility disorders. Under the terms of the agreement, Takeda is responsible for worldwide development and commercialization of TD-8954. In February 2018, we announced a global co-development and commercialization agreement with Janssen for TD-1473 and related back-up compounds for inflammatory intestinal diseases, including ulcerative colitis and Crohn's disease. In December 2019, we entered into a License Agreement with Pfizer Inc. ("Pfizer"). Under the license agreement, we provide Pfizer with an exclusive global license to develop, manufacture and commercialize compounds from our preclinical program for skin-targeted, locally-acting pan-Janus kinase (JAK) inhibitors that can be rapidly metabolized. In connection with these agreements, these parties have certain rights regarding the use of patents and technology with respect to the compounds in our development programs, including development and marketing rights.

        Our partners have in the past and may in the future not fulfill all of their obligations under these agreements, and, in certain circumstances, they or we may terminate our partnership with them. In either event, we may be unable to assume the development and commercialization responsibilities covered by the agreements or enter into alternative arrangements with a third-party to develop and commercialize such product candidates. If a partner elected to promote alternative products and product candidates such as its own products and product candidates in preference to those licensed from us, does not devote an adequate amount of time and resources to our product candidates or is otherwise unsuccessful in its efforts with respect to our products or product candidates, the development and commercialization of product candidates covered by the agreements could be delayed or terminated, and future payments to us could be delayed, reduced or eliminated and our business and financial condition could be materially and adversely affected. Accordingly, our ability to receive any revenue from the product candidates covered by these agreements is dependent on the efforts of our partners. If a partner terminates or breaches its agreements with us, otherwise fails to complete its obligations in a timely manner or alleges that we have breached our contractual obligations under these agreements, the chances of successfully developing or commercializing product candidates under the collaboration could be materially and adversely affected. In addition, effective collaboration with a partner requires coordination to achieve complex and detail-intensive goals between entities that potentially have different priorities, capabilities and processes and successful navigation of the challenges such coordination entails. We could also become involved in disputes with a partner, which could lead to delays in or termination of our development and commercialization programs and time-consuming and expensive litigation or arbitration. Furthermore, termination of an agreement by a partner could have an adverse effect on the price of our ordinary shares or other securities even if not material to our business.

We do not control TRC and, in particular, have no control over the GSK-Partnered Respiratory Programs or access to non-public information regarding the development of the GSK-Partnered Respiratory Programs.

        Innoviva has assigned to TRC its strategic alliance agreement with GSK and all of its rights and obligations under its LABA collaboration agreement other than with respect to RELVAR® ELLIPTA®/BREO® ELLIPTA®, ANORO® ELLIPTA® and vilanterol monotherapy. Our equity interest in TRC entitles us to an 85% economic interest in any future payments made by GSK under the strategic alliance agreement and under the portion of the collaboration agreement assigned to TRC (the "GSK Agreements") (net of TRC expenses paid and the amount of cash, if any, expected to be used by TRC pursuant to the TRC LLC Agreement over the next four fiscal quarters), which agreements govern Innoviva's and GSK's respective interests in the GSK-Partnered Respiratory Programs. Our equity interest covers various drug programs including in particular all TRELEGY ELLIPTA (the combination of fluticasone furoate, umeclidinium, and vilanterol in a single ELLIPTA® inhaler, previously referred to as the Closed Triple) products. Our economic interest does not include any payments by GSK associated with RELVAR® ELLIPTA®/BREO® ELLIPTA®, ANORO® ELLIPTA® or vilanterol monotherapy. Innoviva controls TRC and, except for certain limited consent rights, we have no right to participate in the business and affairs of TRC. Innoviva has the exclusive right to appoint TRC's manager who, among other things, is responsible for the day-to-day management of the GSK-Partnered Respiratory Programs and exercises the rights relating to the GSK-Partnered Respiratory Programs. As a result, we have no rights to participate in, or access to non-public information about, the development and commercialization work GSK and Innoviva are undertaking with respect to the GSK-Partnered Respiratory Programs and no right to enforce rights under the GSK Agreements assigned to TRC. Moreover, we have many of the same risks with respect to our and TRC's dependence on GSK as we have with respect to our dependence on our own partners.

If there are any adverse developments or perceived adverse developments with respect to the GSK-Partnered Respiratory Programs in which we have a substantial economic interest, including TRELEGY ELLIPTA, our business will be harmed, and the price of our securities could fall.

        We have no access to non-public information regarding the development progress of, or plans for, the GSK-Partnered Respiratory Programs, including TRELEGY ELLIPTA, and we have little, if any, ability to influence the progress of those programs because our interest in these programs is only through our ownership interest in TRC, which is controlled by Innoviva. However, if any of the GSK-Partnered Respiratory Programs in which we have a substantial economic interest encounter delays, do not demonstrate required quality, safety and efficacy, are terminated, or if there are any adverse developments or perceived adverse developments with respect to such programs, our business will be harmed, and the price of our securities could fall. Examples of such adverse developments include, but are not limited to:

  •
  disappointing or lower than expected sales of TRELEGY ELLIPTA;

  •
  any regulatory difficulty in seeking approval of an asthma indication for TRELEGY ELLIPTA, which GSK is undertaking following its successful Phase 3 clinical program in asthma patients;

  •
  disputes between GSK and Innoviva or between us and Innoviva, such as our recent dispute with Innoviva concerning the withholding of royalty payments due to us under the TRC LLC Agreement;

  •
  the emergence of new closed triple or other alternative therapies or any developments regarding these potentially competitive therapies, comparative price or efficacy of such potentially competitive therapies;

  •
  GSK deciding to delay or halt any of the GSK-Partnered Respiratory Programs in which we have a substantial economic interest;

  •
  the FDA and/or other national or foreign regulatory authorities determining that any of the studies under these programs do not demonstrate the required quality, safety or efficacy, or that additional non-clinical or clinical studies are required with respect to such programs;

  •
  any safety, efficacy or other concerns regarding any of the GSK-Partnered Respiratory Programs in which we have a substantial economic interest; or

  •
  any particular FDA requirements or changes in FDA policy or guidance regarding these programs or any particular regulatory requirements in other jurisdictions or changes in the policies or guidance adopted by foreign regulatory authorities.

Because GSK is a strategic partner of Innoviva, a strategic partner of TRC and a significant shareholder of us, it may take actions that in certain cases are materially harmful to our business and to our other shareholders.

        Based on our review of publicly available filings, as of December 31, 2019, we believe GSK beneficially owned approximately 16.9% of our outstanding ordinary shares. GSK is also a strategic partner to Innoviva with rights and obligations under the GSK Agreements, which include the strategic alliance agreement and the collaboration agreement assigned to TRC, that may cause GSK's interests to differ from our interests and those of our other shareholders. For example, GSK's commercialization efforts are guided by a portfolio approach across products in which we have an indirect interest through TRC and products in which we have no interest. Accordingly, GSK's commercialization efforts may have the effect of reducing the value of our interest in TRC. Furthermore, GSK has a substantial respiratory product portfolio in addition to the products covered by the GSK Agreements. GSK may make respiratory product portfolio decisions or statements about its portfolio which may be, or may be perceived to be, harmful to the respiratory products partnered with Innoviva and TRC. For example, GSK could promote its own respiratory products and/or delay or terminate the development or commercialization of the respiratory programs covered by the GSK Agreements. Also, given the potential future royalty payments GSK may be obligated to pay under the GSK Agreements, GSK may seek to acquire us or acquire our interests in TRC in order to effectively reduce those payment obligations and the price at which GSK might seek to acquire us may not reflect our true value. As a result of these differing interests, GSK may take actions that it believes are in its best interest but which might not be in the best interests of either us or our other shareholders. In addition, GSK could also seek to challenge our or Innoviva's post-Spin-Off operations as violating or allowing it to terminate the GSK Agreements, including by violating the confidentiality provisions of those agreements or the master agreement between GSK, Innoviva and us entered into in connection with the Spin-Off (the "Master Agreement"), or otherwise violating its legal rights. While we believe our operations fully comply with the GSK Agreements, the Master Agreement and applicable law, there can be no assurance that we or Innoviva will prevail against any such claims by GSK. Moreover, regardless of the merit of any claims by GSK, we may incur significant cost and diversion of resources in defending them. In addition, any other action or inaction by either GSK or Innoviva that results in a material dispute, allegation of breach, litigation, arbitration, or significant disagreement between those parties or between us and either of those parties may be interpreted negatively by the market or by our investors, could harm our business and cause the price of our securities to fall. Other examples of these kinds of issues include but are not limited to non-performance of other contractual obligations and allegations of non-performance, disagreements over the relative marketing and sales efforts for Innoviva's partnered products and other GSK respiratory products, disputes over public statements, and similar matters. In general, any uncertainty about the respiratory programs partnered with GSK, the enforceability of the GSK Agreements or the relationship/partnership between Innoviva and GSK or between us and Innoviva could result in significant reduction in the market price of our securities and other material harm to our business.

We do not control the commercialization of TRELEGY ELLIPTA and we do not control TRC; accordingly the amount of royalties we receive will depend, among other factors, on GSK's ability to further commercialize TRELEGY ELLIPTA and TRC's decisions concerning use of cash in accordance with the TRC LLC Agreement.

        We only receive revenues from TRELEGY ELLIPTA based on the amount of sales of this product by GSK in the form of our economic interest in the royalties paid by GSK to TRC, which is managed by Innoviva. There are no required minimum future payments associated with the product and any royalties we receive will depend on GSK's ability to commercialize the product, the future payments, if any, made by GSK under the strategic alliance agreement and under the portion of the collaboration agreement assigned to TRC, TRC's expenses, and the amount of cash, if any, expected to be used by TRC pursuant to the TRC LLC Agreement. Following our recent arbitration with Innoviva concerning its withholding of certain royalty distributions to the TRC members, the arbitrator ruled that in the future if Innoviva desires to invest TRC funds in any initiatives that require the consent of GSK under the collaboration agreement, Innoviva must first obtain the consent of GSK. The timeframe for seeking GSK's consent for these initiatives and the associated dates by which GSK's consent must be received means that royalty distributions could be delayed for several quarters (if GSK ultimately does not consent) or perhaps not made at all until the completion of the initiatives (to the extent that GSK does consent and agrees with TRC that TRC funding will be used for such initiatives). This involves a number of risks and uncertainties, including:

  •
  any future withholding by Innoviva or TRC of royalty distributions;

  •
  GSK's ability to have an adequate supply of their respective product;

  •
  ongoing compliance by GSK or its suppliers with the FDA's current Good Manufacturing Practice;

  •
  compliance with other applicable FDA and other regulatory requirements in the US or other foreign jurisdictions, including those described elsewhere in this report;

  •
  competition, whether from current competitors or new products developed by others in the future;

  •
  claims relating to intellectual property;

  •
  any future disruptions in GSK's business which would affect its ability to commercialize the product;

  •
  the ability of TRELEGY ELLIPTA to achieve wider acceptance among physicians, patients, third-party payors, or the medical community in general;

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  the amount of cash associated with any additional future TRELEGY ELLIPTA commercialization initiatives that Innoviva proposes to GSK for TRC to pursue, the time it may take to present those initiatives to GSK for approval and the time it takes for GSK to consent or not consent;

  •
  global economic conditions; and

  •
  any of the other risks relating to commercialization of products described elsewhere in this section.

        These risks and uncertainties could materially impact the amount and timing of future royalties or other revenues we may receive from sales of TRELEGY ELLIPTA, which could have a material adverse effect on our future revenues, other financial results and our financial position and cause the price of our securities to fall.

        In the future, Innoviva may cause TRC to withhold funds from distribution to its members, including our affiliates, for additional TRELEGY ELLIPTA development or commercialization initiatives that may be proposed, which would need to be approved by GSK in order to be implemented, or for other purposes. To the extent any TRELEGY ELLIPTA development or commercialization initiatives are timely approved by GSK and implemented, such initiatives may require funding beyond the amount withheld by TRC, and TRC may withhold additional amounts in subsequent quarters with respect to these initiatives. Accordingly, we cannot predict the amount of the funds that our affiliates would otherwise expect to receive from TRC that TRC may withhold in the future, or the timing of any such withholding.

        We may object to the withholding of funds for additional proposed TRELEGY ELLIPTA initiatives or other purposes on the basis that such withholding is in violation of the terms of the LLC Agreement or otherwise, and such objection could result in additional legal proceedings between us, TRC and Innoviva. Any such legal proceedings could divert the attention of management and cause us to incur significant costs, regardless of the outcome, which we cannot predict. An adverse result could materially and adversely affect the funds that our affiliates would otherwise expect to receive from TRC in the future and thus have a material adverse effect on our business, financial condition, and results of operations.

Our ongoing drug discovery and development efforts might not generate additional successful product candidates or approvable drugs.

        Our compounds in clinical trials and our future leads for potential drug compounds are subject to the risks and failures inherent in the development of pharmaceutical products. These risks include, but are not limited to, the inherent difficulty in selecting the right drug and drug target and avoiding unwanted side effects, as well as unanticipated problems relating to product development, testing, enrollment, obtaining regulatory approvals, maintaining regulatory compliance, manufacturing, competition and costs and expenses that may exceed current estimates.

        Clinical studies involving our product candidates may reveal that those candidates are ineffective, inferior to existing approved medicines, unacceptably toxic, or that they have other unacceptable side effects. In addition, the results of preclinical studies do not necessarily predict clinical success, and larger and later-stage clinical studies may not produce the same results as earlier-stage clinical studies.

        Frequently, product candidates that have shown promising results in early preclinical or clinical studies have subsequently suffered significant setbacks or failed in later non-clinical or clinical studies. In some instances, there can be significant variability in safety and/or efficacy results between different trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, varying levels of adherence to the dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Clinical and non-clinical studies of product candidates often reveal that it is not possible or practical to continue development efforts for these product candidates. In addition, the design of a clinical trial can determine whether its results will support regulatory approval and flaws in the design of a clinical trial may not become apparent until the clinical trial is well underway or completed. If our clinical studies for our current product candidates, such as the clinical studies for our JAK inhibitor program or ampreloxetine in patients with nOH, are substantially delayed or suggest that any of our product candidates may not be efficacious or well tolerated, we could choose to cease development of these product candidates. In addition, our product candidates may have undesirable side effects or other unexpected characteristics that could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restricted label or the delay or denial of regulatory approval by regulatory authorities.

We face substantial competition from companies with more resources and experience than we have, which may result in others discovering, developing, receiving approval for or commercializing products before or more successfully than we do.

        Our ability to succeed in the future depends on our ability to demonstrate and maintain a competitive advantage with respect to our approach to the discovery, development and commercialization of medicines. Our objective is to discover, develop and commercialize new small molecule medicines with superior efficacy, convenience, tolerability and/or safety using our proprietary insight in chemistry, biology and multivalency, where applicable. We expect that any medicines that we commercialize with or without our collaborative partners will compete with existing or future market-leading medicines.

        Many of our current and potential competitors have substantially greater financial, technical and personnel resources than we have. In addition, many of these competitors have significantly greater commercial infrastructures than we have. Our ability to compete successfully will depend largely on our ability to leverage our experience in drug discovery and development, and, more recently, commercialization, to:

  •
  discover and develop medicines that are superior to other products in the market;

  •
  attract and retain qualified personnel;

  •
  obtain and enforce patent and/or other proprietary protection for our medicines and technologies;

  •
  conduct effective clinical trials and obtain required regulatory approvals;

  •
  develop and effectively implement commercialization strategies, with or without collaborative partners; and

  •
  successfully collaborate with pharmaceutical companies in the discovery, development and commercialization of new medicines.

        Pharmaceutical companies, including companies with which we collaborate, may invest heavily to quickly discover and develop or in-license novel compounds that could make our product candidates obsolete. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA or equivalent regulatory approval outside the US or discovering, developing and commercializing medicines before we do. Other companies are engaged in the discovery of medicines that would compete with the product candidates that we are developing.

        Any new medicine that competes with a generic or proprietary market leading medicine must demonstrate compelling advantages in efficacy, convenience, tolerability and/or safety in order to overcome severe price competition and be commercially successful. For example, YUPELRI competes predominantly with short-acting nebulized bronchodilators used three to four times per day and the nebulized LAMA LonhalaTM MagnairTM (SUN-101/eFlow®) used twice per day. If we are not able to compete effectively against our current and future competitors, our business will not grow, our financial condition and operations will suffer and the price of our securities could fall.

If we are unable to enter into future collaboration arrangements or if any such collaborations with third parties are unsuccessful, we will be unable to fully develop and commercialize all of our product candidates and our business will be adversely affected.

        We have collaborations with a number of third parties including Janssen for TD-1473 and related back-up compounds for inflammatory intestinal diseases, including ulcerative colitis and Crohn's disease and Mylan for the development and commercialization of a nebulized formulation of revefenacin, our LAMA compound (including YUPELRI). Also, through our interest in TRC we may participate economically in Innoviva's collaborations with GSK with respect to the GSK-Partnered Respiratory Programs. Additional collaborations will likely be needed to fund later-stage development of certain programs that have not been licensed to a collaborator, such as our NEP inhibitor program and to commercialize the product candidates in our programs if approved by the necessary regulatory authorities. We evaluate commercial strategy on a product by product basis either to engage pharmaceutical or other healthcare companies with an existing sales and marketing organization and distribution system to market, sell and distribute our products or to commercialize a product ourselves. However, we may not be able to establish these sales and distribution relationships on acceptable terms, or at all, or may encounter difficulties in commercializing a product ourselves. For any of our product candidates that receive regulatory approval in the future and are not covered by our current collaboration agreements, we will need a partner in order to commercialize such products unless we establish independent sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure.

        Collaborations with third parties regarding our programs may require us to relinquish material rights, including revenue from commercialization of our medicines, or to assume material ongoing development obligations that we would have to fund. These collaboration arrangements are complex and time-consuming to negotiate, and if we are unable to reach agreements with third-party collaborators, we may fail to meet our business objectives and our financial condition may be adversely affected. We face significant competition in seeking third-party collaborators. We may be unable to find third parties to pursue product collaborations on a timely basis or on acceptable terms. Furthermore, for any collaboration, we may not be able to control the amount of time and resources that our partners devote to our product candidates and our partners may choose to prioritize alternative programs or otherwise be unsuccessful in their efforts with respect to our products or product candidates. In addition, effective collaboration with a partner requires coordination to achieve complex and detail-intensive goals between entities that potentially have different priorities, capabilities and processes and successful navigation of the challenges such coordination entails. For example, Mylan has a substantial existing product portfolio and other considerations that influence its resource allocation, and other priorities and internal organizational processes that differ from our own. As a result of these differing interests and processes, Mylan may take actions that it believes are in its best interest but which might not be in the best interests of either us or our other shareholders. Our inability to successfully collaborate with third parties would increase our development costs and may cause us to choose not to continue development of certain product candidates, would limit the likelihood of successful commercialization of some of our product candidates, may cause us not to continue commercialization of our authorized products and could cause the price of our securities to fall.

We depend on third parties in the conduct of our non-clinical and clinical studies for our product candidates.

        We depend on independent clinical investigators, contract research and manufacturing organizations and other third-party service providers in the conduct of our non-clinical and clinical studies for our product candidates. We rely heavily on these parties for execution of our non-clinical and clinical studies, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that our clinical studies are conducted in accordance with good clinical, laboratory and manufacturing practices ("GXPs") and other regulations as required by the FDA and foreign regulatory authorities, and the applicable protocol. Failure by these parties to comply with applicable regulations and practices in conducting studies of our product candidates can result in a delay in our development programs or non-approval of our product candidates by regulatory authorities.

        The FDA, and equivalent authorities in third countries, enforces GXPs and other regulations through periodic inspections of trial sponsors, clinical research organizations ("CROs"), principal investigators and trial sites. If we or any of the third parties on which we have relied to conduct our clinical studies are determined to have failed to comply with GXPs (or other equivalent regulations outside the US), the study protocol or applicable regulations, the clinical data generated in our studies may be deemed unreliable. This could result in non-approval of our product candidates by the FDA, or equivalent authorities in other countries, or we, the FDA, or equivalent authorities in other countries may decide to conduct additional audits or require additional clinical studies, which would delay our development programs, could result in significant additional costs and cause the price of our securities to fall.

We rely on a single source of supply for a number of our product candidates, and our business will be harmed if any of these single-source manufacturers are not able to satisfy demand and alternative sources are not available.

        We have limited in-house production capabilities for preclinical and clinical study purposes, and depend primarily on a number of third-party Active Pharmaceutical Ingredient ("API") and drug product manufacturers. We may not have long-term agreements with these third parties and our agreements with these parties may be terminable at will by either party at any time. If, for any reason, these third parties are unable or unwilling to perform, or if their performance does not meet regulatory requirements, we may not be able to locate alternative manufacturers or enter into acceptable agreements with them. Any inability to acquire sufficient quantities of API and drug product in a timely manner from these third parties could delay preclinical and clinical studies and prevent us from developing our product candidates in a cost-effective manner or on a timely basis. In addition, manufacturers of our API and drug product are subject to the FDA's current Good Manufacturing Practice ("cGMP") regulations and similar foreign standards and we do not have control over compliance with these regulations by our manufacturers.

        Our manufacturing strategy presents the following additional risks:

  •
  because of the complex nature of many of our compounds, our manufacturers may not be able to successfully manufacture our APIs and/or drug products in a cost-effective and/or timely manner and changing manufacturers for our APIs or drug products could involve lengthy technology transfer, validation and regulatory qualification activities for the new manufacturer;

  •
  the processes required to manufacture certain of our APIs and drug products are specialized and available only from a limited number of third-party manufacturers;

  •
  some of the manufacturing processes for our APIs and drug products have not been scaled to quantities needed for continued clinical studies or commercial sales, and delays in scale-up to higher quantities could delay clinical studies, regulatory submissions and commercialization of our product candidates; and

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  because some of the third-party manufacturers are located outside of the US, there may be difficulties in importing our APIs and drug products or their components into the US as a result of, among other things, FDA import inspections, incomplete or inaccurate import documentation or defective packaging.

We have a significant amount of debt, including our Non-Recourse 2033 Notes and Convertible Senior 2023 Notes, that are senior in capital structure and cash flow, respectively, to holders of our ordinary shares. Satisfying the obligations relating to our debt could adversely affect the amount or timing of distributions to our shareholders.

        As of September 30, 2019, we had $519.3 million in total long-term liabilities outstanding, comprised primarily of $467.5 million in net principal that remains outstanding under the Issuer's Non-Recourse 2033 Notes and $230.0 million in principal that remains outstanding under our Convertible Senior 2023 Notes (together with the Non-Recourse 2033 Notes, the "Notes").

        The Convertible Senior 2023 Notes are unsecured debt and are not redeemable by us prior to the maturity date except for certain changes in tax law. Holders of the Convertible Senior 2023 Notes may require us to purchase all or any portion of their notes at 100% of their principal amount, plus any unpaid interest, upon a fundamental change such as a change of control of us or the termination of trading of our ordinary shares in accordance with the indenture governing the Convertible Senior 2023 Notes.

        Until the Non-Recourse 2033 Notes are paid in full, holders of the Non-Recourse 2033 Notes have a perfected security interest in the Issuer Class C Units that represent a 63.75% economic interest in any future payments that may be made by GSK to TRC under the strategic alliance agreement and under the portion of the collaboration agreement assigned to TRC by Innoviva (net of TRC expenses paid and the amount of cash, if any, expected to be used in over the next four fiscal quarters) relating to the GSK-Partnered Respiratory Programs, including the TRELEGY ELLIPTA program.

        Through October 15, 2020, the terms of the Non-Recourse 2033 Notes provide that to the extent there are insufficient funds to satisfy the Issuer's scheduled quarterly interest obligations, the shortfall shall be added to the principal amount of the Non-Recourse 2033 Notes without a default or event of default occurring. The terms of the Non-Recourse 2033 Notes also provide that, at Theravance Biopharma's option, the quarterly interest payment obligations can be satisfied by making a capital contribution to the Issuer, but not for more than four (4) consecutive quarterly interest payment dates or for more than six (6) quarterly interest payment dates during the term of the notes. For the April 15, 2019 and July 15, 2019 interest payment dates, Theravance Biopharma R&D, Inc. (parent entity of Issuer) made a capital contribution to satisfy the interest payment obligations for these two scheduled payments while we arbitrated the dispute with Innoviva.

        Satisfying the obligations of these Notes could adversely affect the amount or timing of any distributions to our shareholders. We may choose to satisfy, repurchase, or refinance these Notes through public or private equity or debt financings if we deem such financings are available on favorable terms. We are currently engaged in discussions with a limited number of investors to explore alternative financing strategies with respect to the Non-Recourse 2033 Notes that may result in us borrowing additional funds. See "Summary—Note Refinancing" above for more information. If any or all of the Convertible Senior 2023 Notes are not converted into our ordinary shares before the maturity date, we will have to pay the holders the full aggregate principal amount of the Convertible Senior 2023 Notes then outstanding. If the Non-Recourse 2033 Notes are not refinanced or paid in full, the holders of the Non-Recourse 2033 Notes will have the right to foreclose on the Issuer Class C Units that represent a 63.75% economic interest in future royalties due on net sales of TRELEGY ELLIPTA and related assets. If the Issuer Class C Units are foreclosed upon, we will lose any right to receive 75% of the future royalty payments made by GSK in connection with the net sales of TRELEGY ELLIPTA and related assets. Any of the above payments could have a material adverse effect on our cash position. Our failure to satisfy these obligations may result in a default under the applicable indenture governing these Notes, which could result in a default under certain of our other debt instruments, if any. Any such default would harm our business and the price of our securities could fall.

Servicing our Convertible Senior 2023 Notes requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt. Additionally, holders may require us to repurchase our Convertible Senior 2023 Notes under certain circumstances, and we may not have sufficient cash to do so.

        Our ability to make interest or principal payments when due or to refinance the Convertible Senior 2023 Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations sufficient to satisfy our obligations under the Convertible Senior 2023 Notes and any future indebtedness we may incur and to make necessary capital expenditures. In addition, the issuance of the Non-Recourse 2033 Notes reduced the cash available for us to make interest or principal payments on, or to refinance, the Convertible Senior 2023 Notes. We may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Convertible Senior 2023 Notes or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities on desirable terms or at all, which could result in a default on the Convertible Senior 2023 Notes or future indebtedness.

        The holders of the Convertible Senior 2023 Notes may have the right to require us to repurchase the Convertible Senior 2023 Notes upon the occurrence of a "fundamental change" such as a change of control of our Company or the termination of trading of our ordinary shares, as defined in the indenture governing the Convertible Senior 2023 Notes. We may not have sufficient funds to repurchase the Convertible Senior 2023 Notes in cash or have the ability to arrange necessary financing on acceptable terms. Our failure to repurchase the Convertible Senior 2023 Notes when required would result in an event of default with respect to the Convertible Senior 2023 Notes. In addition, any acceleration of the repayment of the Convertible Senior 2023 Notes or future indebtedness after any applicable notice or grace periods could have a material adverse effect on our business, results of operations and financial condition.

Our business and operations would suffer in the event of significant disruptions of information technology systems or security breaches.

        We rely extensively on computer systems to maintain information and manage our finances and business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information (including but not limited to trade secrets or other intellectual property, proprietary business information and personal information) and it is critical that we maintain the confidentiality and integrity of such confidential information. Although we have security measures in place, our internal information technology systems and those of our CROs and other service providers, including cloud-based and hosted applications, data and services, are vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, service providers and/or business partners, from cyber-attacks by malicious third parties, and/or from, natural disasters, terrorism, war and telecommunication and electrical failures. Cyber-attacks are increasing in their frequency, sophistication, and intensity, and have become increasingly difficult to detect. Significant disruptions of information technology systems or security breaches could adversely affect our business operations and result in financial, legal, business and reputational harm to us, including significant liability and/or significant disruption to our business. If a disruption of information technology systems or security breach results in a loss of or damage to our data or regulatory applications, unauthorized access, use, or disclosure of, or the prevention of access to, confidential information, or other harm to our business, we could incur liability and reputational harm, we could be required to comply with federal and/or state breach notification laws and foreign law equivalents, we may incur legal expenses to protect our confidential information, the further development of our product candidates could be delayed and the price of our securities could fall. For example, the loss of clinical trial data from completed or ongoing clinical trials of our product candidates could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. As another example, we may incur penalties imposed by the competent authorities in the EU Member States in case of breach of the EU rules governing the collection and processing of personal data, including unauthorized access to or disclosure of personal data. Although we have security and fraud prevention measures in place, we have been subject to immaterial payment fraud activity. In 2017, we filed a lawsuit (which has since been resolved) against a former employee for misappropriation of our confidential, proprietary and trade secret information. Moreover, there can be no assurance that such security measures will prevent service interruptions or security breaches that could adversely affect our business.

If we lose key management or scientific personnel, or if we fail to attract and retain key employees, our ability to discover and develop our product candidates and commercialize our products, if any, will be impaired.

        We are highly dependent on principal members of our management team and scientific staff, and in particular, our Chief Executive Officer, Rick E Winningham, to operate our business. Mr. Winningham has significant pharmaceutical industry experience. The loss of Mr. Winningham's services could impair our ability to discover, develop and commercialize new medicines.

        If we fail to retain our qualified personnel or replace them when they leave, we may be unable to continue our discovery, development and commercialization activities, which may cause the price of our securities to fall.

        In addition, our US operating subsidiary's facility and most of its employees are located in northern California, headquarters to many other biotechnology and biopharmaceutical companies and many academic and research institutions. As a result, competition for certain skilled personnel in our market is intense. None of our employees have employment commitments for any fixed period of time and they all may leave our employment at will. If we fail to retain our qualified personnel or replace them when they leave, we may be unable to continue our development and commercialization activities and the price of our securities could fall.

Global health and economic, political and social conditions may harm our ability to do business, increase our costs and negatively affect our stock price.

        Worldwide economic conditions remain uncertain due to the decision by the United Kingdom to initiate the formal procedure of withdrawal from the EU (often referred to as "Brexit"), current economic challenges in Asia, the coronavirus in China, and other disruptions to global and regional economies and markets.

        Brexit has created significant uncertainty about the future relationship between the United Kingdom and the EU, including with respect to the laws and regulations that will apply as the United Kingdom determines which EU laws to replace or replicate in the event of a withdrawal. From a regulatory perspective, the United Kingdom's withdrawal could bear significant complexity and risks. In addition, the exact terms of the United Kingdom's withdrawal and the laws and regulations that will apply after the United Kingdom withdraws from the EU would affect manufacturing sites that hold an EU manufacturing authorization issued by the United Kingdom competent authorities.

        In light of the fact that a significant portion of the regulatory framework in the UK is derived from EU laws, Brexit could materially impact the EU regulatory regime governing development, manufacture, importation, approval and commercialization of our product candidates in the UK or the EU. For example, there is a risk that the scope of a marketing authorization for a medicinal product granted by the European Commission or by the competent authorities of EU member states will not encompass the UK. In these circumstances, a separate authorization granted by the UK competent authorities will be required to place medicinal products on the UK market. In addition, our ability to rely on UK manufacturing sites to supply medicinal products intended for the EU market will depend on the terms of the UK's withdrawal from the EU and, potentially, on the ability to obtain relevant exemptions under EU law to supply the EU market with medicinal products manufactured at UK-certified sites. There is also a risk that if batch release and quality control testing sites for our products are located only in the UK, manufacturers will be required to use sites in other EU member states to manufacture products for supply to the EU market. All of these changes, if they occur, could increase our costs and otherwise adversely affect our business. In addition, currency exchange rates for the British Pound and the Euro with respect to each other and to the U.S. dollar have already been, and may be continue to be, negatively affected by Brexit, which could cause volatility in our quarterly financial results.

        Further, development of our product candidates and/or regulatory approval may be delayed for other political events beyond our control. For example, a US federal government shutdown or budget sequestration, such as ones that occurred during 2013, 2018, and 2019, may result in significant reductions to the FDA's budget, employees and operations, which may lead to slower response times and longer review periods, potentially affecting our ability to progress development of our product candidates or obtain regulatory approval for our product candidates. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

        Our operations also depend upon favorable trade relations between the US and those foreign countries in which our materials suppliers have operations. A protectionist trade environment in either the US or those foreign countries in which we do business, such as a change in the current tariff structures, export compliance or other trade policies, may materially and adversely affect our operations.

        External factors, such as potential terrorist attacks, acts of war, geopolitical and social turmoil or epidemics and other similar outbreaks in many parts of the world, could also prevent or hinder our ability to do business, increase our costs and negatively affect our stock price. For example, concerns about the Coronavirus are having an adverse effect upon the Chinese economy and could adversely affect our business operations or the operations of our suppliers. Concerns about the Coronavirus may, for example, negatively affect the reliability and cost of transportation, negatively affect the desire and ability of our employees to travel, delay the enrollment of patients in our clinical trials by clinical trial sites located in impacted jurisdictions, disrupt the production capabilities of our suppliers (and, in particular, suppliers of drug product we need for the conduct of our clinical trials) adversely affect our ability to obtain adequate insurance at reasonable rates, and require us to take extra security precautions for our operations. These geopolitical, social and economic conditions could harm our business.

Our US operating subsidiary's facility is located near known earthquake fault zones, and the occurrence of an earthquake, extremist attack or other catastrophic disaster could cause damage to our facilities and equipment, which could require us to cease or curtail operations.

        Our US operating subsidiary's facility is located in the San Francisco Bay Area near known earthquake fault zones and therefore will be vulnerable to damage from earthquakes. In October 1989, a major earthquake struck this area and caused significant property damage and a number of fatalities. We are also vulnerable to damage from other types of disasters, including power loss, attacks from extremist organizations, fire, floods, communications failures and similar events. If any disaster were to occur, our ability to operate our business could be seriously impaired. In addition, the unique nature of our research activities and of much of our equipment could make it difficult and costly for us to recover from this type of disaster. We may not have adequate insurance to cover our losses resulting from disasters or other similar significant business interruptions and we do not plan to purchase additional insurance to cover such losses due to the cost of obtaining such coverage. Any significant losses that are not recoverable under our insurance policies could seriously impair our business and financial condition, which could cause the price of our securities to fall.

If YUPELRI does not continue to be accepted by physicians, patients, third-party payors, or the medical community in general, we may not receive significant additional revenues from sales of this product.

        The commercial success of YUPELRI depends upon its acceptance by physicians, patients, third-party payors and the medical community in general. YUPELRI may not be sufficiently accepted by these parties. YUPELRI competes with predominantly with short-acting nebulized bronchodilators used three to four times per day and the nebulized LAMA LonhalaTM MagnairTM (SUN-101/eFlow®) used twice per day. If YUPELR's acceptance does not continue to grow, our business and financial results could be materially harmed.

In collaboration with Mylan, we are responsible for marketing and sales of YUPELRI in the US, which subjects us to certain risks.

        We currently maintain a sales force in the US and plan to continue to augment our sales and marketing personnel to support our co-promotion obligations for YUPELRI under our agreement with Mylan. The risks of fulfilling our US co-promotion obligations to Mylan include:

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  costs and expenses associated with maintaining an independent sales and marketing organization with appropriate technical expertise and supporting infrastructure, including third-party vendor logistics and consultant support, which costs and expenses could, depending on the scope and method of the marketing effort, exceed any product revenue for several years;

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  our ability to retain effective sales and marketing personnel and medical science liaisons in the US;

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  the ability of our sales and marketing personnel to obtain access to and educate adequate numbers of physicians about prescribing YUPELRI, in appropriate clinical situations; and

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  the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines.

        If we are not successful in maintaining an internal sales and marketing organization with appropriate experience, technical expertise, supporting infrastructure and the ability to obtain access to and educate adequate numbers of physicians about prescribing YUPELRI in appropriate clinical situations, we will have difficulty commercializing YUPELRI, which would adversely affect our business and financial condition and the price of our securities could fall.

We are subject to extensive and ongoing regulation, oversight and other requirements by the FDA and failure to comply with these regulations and requirements may subject us to penalties that may adversely affect our financial condition or our ability to commercialize any approved products.

        Prescription drug advertising and promotion are closely scrutinized by the FDA, including substantiation of promotional claims, disclosure of risks and safety information, and the use of themes and imagery in advertising and promotional materials. As with all companies selling and marketing products regulated by the FDA in the US, we are prohibited from promoting any uses of an approved product, such as YUPELRI, that are outside the scope of those uses that have been expressly approved by the FDA as safe and effective on the product's label.

        The manufacturing, labeling, packaging, adverse event reporting, advertising, promotion and recordkeeping for an approved product remain subject to extensive and ongoing regulatory requirements. If we become aware of previously unknown problems with an approved product in the US or overseas or at a contract manufacturer's facilities, a regulatory authority may impose restrictions on the product, the contract manufacturers or on us, including requiring us to reformulate the product, conduct additional clinical studies, change the labeling of the product, withdraw the product from the market or require the contract manufacturer to implement changes to its facilities.

        We are also subject to regulation by regional, national, state and local agencies, including the Department of Justice, the Federal Trade Commission, the Office of Inspector General of the US Department of Health and Human Services ("OIG") and other regulatory bodies with respect to any approved product, such as YUPELRI, as well as governmental authorities in those foreign countries in which any product is approved for commercialization. The Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal and state statutes and regulations govern to varying degrees the research, development, manufacturing and commercial activities relating to prescription pharmaceutical products, including non-clinical and clinical testing, approval, production, labeling, sale, distribution, import, export, post-market surveillance, advertising, dissemination of information and promotion. If we or any third parties that provide these services for us are unable to comply, we may be subject to regulatory or civil actions or penalties that could significantly and adversely affect our business.

        Regulatory approval for our product candidates, if any, may include similar or other limitations on the indicated uses for which we can market our medicines or the patient population that may utilize our medicines, which may limit the market for our medicines or put us at a competitive disadvantage relative to alternative therapies.

        Failure to satisfy required post-approval requirements and/or commitments may have implications for a product's approval and may carry civil monetary penalties. Any failure to maintain regulatory approval will materially limit the ability to commercialize a product or any future product candidates and if we fail to comply with FDA regulations and requirements, the FDA could potentially take a number of enforcement actions against us, including the issuance of untitled letters, warning letters, preventing the introduction or delivery of the product into interstate commerce in the US, misbranding charges, product seizures, injunctions, and civil monetary penalties, which would materially and adversely affect our business and financial condition and may cause the price of our securities to fall.

        The risks identified in this risk factor relating to regulatory actions and oversight by agencies in the US and throughout the world also apply to the commercialization of any partnered products by our collaboration partners and those commercializing products with respect to which we have an economic interest or right to receive royalties, including GSK and Cumberland, and such regulatory actions and oversight may limit those parties' ability to commercialize such products, which could materially and adversely affect our business and financial condition, and which may cause the price of our securities to fall.

We and/or our collaboration partners and those commercializing products with respect to which we have an economic interest or right to receive royalties may face competition from companies seeking to market generic versions of any approved products in which we have an interest, such as TRELEGY ELLIPTA or YUPELRI.

        Under the Drug Price Competition and Patent Term Restoration Act of 1984, a company may submit an abbreviated new drug application ("ANDA") under section 505(j) of the Federal Food, Drug, and Cosmetic Act to market a generic version of an approved drug. Because a generic applicant does not conduct its own clinical studies, but instead relies on the FDA's finding of safety and effectiveness for the approved drug, it is able to introduce a competing product into the market at a cost significantly below that of the original drug. Although we have multiple patents protecting YUPELRI until at least 2025 that are listed in the FDA's Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book, and those commercializing products with respect to which we have an economic interest or right to receive royalties similarly have patents protecting their products, such as TRELEGY ELLIPTA and VIBATIV, generic applicants could potentially submit "paragraph IV certifications" to FDA stating that such patents are invalid or will not be infringed by the applicant's product. We have not received any such paragraph IV notifications nor are we aware of any with respect to products in which we have an economic interest or right to receive royalties, but if any competitors successfully challenge the patents related to these products, we and/or our collaboration partners and those commercializing products with respect to which we have an economic interest or right to receive royalties would face substantial competition. If we are not able to compete effectively against such future competition, our business will not grow, our financial condition and operations will suffer and the price of our securities could fall.

        For additional discussion of the risk of generic competition to YUPELRI, please see the following risk factor below "If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our current or future markets."

We may be treated as a US corporation for US federal income tax purposes.

        For US federal income tax purposes, a corporation generally is considered tax resident in the place of its incorporation. Theravance Biopharma is incorporated under Cayman Islands law and established tax residency in Ireland effective July 1, 2015. Therefore, it should be a non-US corporation under this general rule. However, Section 7874 of the Internal Revenue Code of 1986, as amended (the "Code"), contains rules that may result in a foreign corporation being treated as a US corporation for US federal income tax purposes. The application of these rules is complex and there is little guidance regarding certain aspects of their application.

        Under Section 7874 of the Code, a corporation created or organized outside the US will be treated as a US corporation for US federal tax purposes if (i) the foreign corporation directly or indirectly acquires substantially all of the properties held directly or indirectly by a US corporation, (ii) the former shareholders of the acquired US corporation hold at least 80% of the vote or value of the shares of the foreign acquiring corporation by reason of holding stock in the US acquired corporation, and (iii) the foreign corporation's "expanded affiliated group" does not have "substantial business activities" in the foreign corporation's country of incorporation relative to its expanded affiliated group's worldwide activities. For this purpose, "expanded affiliated group" generally means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the stock by vote and value, and "substantial business activities" generally means at least 25% of employees (by number and compensation), assets and gross income of our expanded affiliated group are based, located and derived, respectively, in the country of incorporation.

        We do not expect to be treated as a US corporation under Section 7874 of the Code, because we do not believe that the assets contributed to us by Innoviva constituted "substantially all" of the properties of Innoviva (as determined on both a gross and net fair market value basis). However, the Internal Revenue Service may disagree with our conclusion on this point and assert that, in its view, the assets contributed to us by Innoviva did constitute "substantially all" of the properties of Innoviva. In addition, there could be legislative proposals to expand the scope of US corporate tax residence and there could be changes to Section 7874 of the Code or the Treasury Regulations promulgated thereunder that could apply retroactively and could result in Theravance Biopharma being treated as a US corporation.

        If it were determined that we should be treated as a US corporation for US federal income tax purposes, we could be liable for substantial additional US federal income tax on our post-Spin-Off taxable income. In addition, though we have no current plans to pay any dividends, payments of any dividends to non-US holders may be subject to US withholding tax.

Taxing authorities may challenge our structure and transfer pricing arrangements.

        We are incorporated in the Cayman Islands, maintain subsidiaries in the Cayman Islands, the US, the United Kingdom and Ireland, and effective July 1, 2015, we migrated our tax residency from the Cayman Islands to Ireland. Due to economic and political conditions, various countries are actively considering changes to existing tax laws. We cannot predict the form or timing of potential legislative changes that could have a material adverse impact on our results of operations. We are aware that Ireland has implemented certain tax law changes and is expected to implement additional tax law changes to comply with the European Union Anti-Tax Avoidance Directives. These changes include the first ever Irish controlled foreign company ("CFC") rules which came into effect on January 1, 2019. Due to provisions in Finance Bill 2019, Ireland will also implement certain transfer pricing rule changes, with effect from 2020. We are continuing to evaluate and monitor the applicability of the CFC rules published in Finance Act 2018, but our current assessment, based on the rules and guidance published to date, is that the rules are unlikely to have a material impact on our operations. Proposed statutory language has been provided for transfer pricing rule changes, and we believe that the transfer pricing rules are unlikely to have a material impact on our operations. New United Kingdom tax legislation was introduced by the Finance Act 2019 ("FA 2019") that imposes a tax related to offshore receipts in respect of intangible property held in low tax jurisdictions ("ORIP") and became effective in April 2019. FA 2019 also included a power for amendments to the ORIP legislation to be made by regulation by December 31, 2019. On October 15, 2019, the United Kingdom published further guidance intended to facilitate the administration of the ORIP regime. However, a number of issues and areas of uncertainty remain. We have reviewed the original legislation in conjunction with the guidance and believe that the ORIP regime may apply to certain cash receipts. Based on this analysis, we believe that the ORIP charge on United Kingdom-derived cash receipts through the third quarter of 2019 is not material, but we will continue to refine our ORIP conclusions as guidance evolves.

        In addition, significant judgment is required in determining our worldwide provision for income taxes. Various factors may have favorable or unfavorable effects on our income tax rate including, but not limited to the performance of certain functions and ownership of certain assets in tax-efficient jurisdictions such as the Cayman Islands and Ireland, together with intra-group transfer pricing agreements. Taxing authorities may challenge our structure and transfer pricing arrangements through an audit or lawsuit. Responding to or defending such a challenge could be expensive and consume time and other resources, and divert management's time and focus from operating our business. We cannot predict whether taxing authorities will conduct an audit or file a lawsuit challenging this structure, the cost involved in responding to any such audit or lawsuit, or the outcome. We may be required to pay taxes for prior periods, interest, fines or penalties, and may be obligated to pay increased taxes in the future which could result in reduced cash flows and have a material adverse effect on our business, financial condition and growth prospects.

We were a passive foreign investment company, or "PFIC," for 2014, but we were not a PFIC from 2015 through 2019, and we do not expect to be a PFIC for the foreseeable future.

        For US federal income tax purposes, we generally would be classified as a PFIC for any taxable year if either (i) 75% or more of our gross income (including gross income of certain 25% or more owned corporate subsidiaries) is "passive income" (as defined for such purposes) or (ii) the average percentage of our assets (including the assets of certain 25% or more owned corporate subsidiaries) that produce passive income or that are held for the production of passive income is at least 50%. In addition, whether our company will be a PFIC for any taxable year depends on our assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty until after the end of the year.

        Based upon our assets and income during the course of 2014, we believe that our company and one of our company's wholly-owned subsidiaries, Theravance Biopharma R&D, Inc. was a PFIC for 2014. Based upon our assets and income from 2015 through 2019, we do not believe that our company is a PFIC during these four years. We do not expect to be a PFIC for the foreseeable future based on our current business plans and current business model. For any taxable year (or portion thereof) in which our company is a PFIC that is included in the holding period of a US holder, the US holder is generally subject to additional US federal income taxes plus an interest charge with respect to certain distributions from Theravance Biopharma or gain recognized on a sale of Theravance Biopharma shares. Similar rules would apply with respect to distributions from or gain recognized on an indirect sale of Theravance Biopharma Ireland Limited. US holders of our ordinary shares may have filed an election with respect to Company shares held at any time during 2014 to be treated as owning an interest in a "qualified electing fund" ("QEF") or to "mark to market" their ordinary shares to avoid the otherwise applicable interest charge consequences of PFIC treatment with respect to our ordinary shares. A foreign corporation will not be treated as a QEF for any taxable year in which such foreign corporation is not treated as a PFIC. QEF and mark to market elections generally apply to the taxable year for which the election is made and all subsequent taxable years unless the election is revoked with consent of the Secretary of Treasury. US holders of our ordinary shares should consult their tax advisers regarding the tax reporting implications with respect to any QEF and mark to market elections made with respect to our company and with respect to their indirect interests in Theravance Biopharma R&D, Inc.

If we are unable to maintain effective internal controls, our business, financial position and results of operations could be adversely affected.

        If we are unable to maintain effective internal controls, our business, financial position and results of operations could be adversely affected. We are subject to the reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which require annual management assessments of the effectiveness of our internal control over financial reporting. Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the US. Any failure to achieve and maintain effective internal controls could have an adverse effect on our business, financial position and results of operations. In addition, our independent registered public accounting firm is required to attest to the effectiveness of our internal control over financial reporting annually. If our independent registered public accounting firm is unable to attest to the effectiveness of our internal control over financial reporting, investor confidence in our reported results will be harmed and the price of our securities may fall. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources.

Agreements entered into with or for the benefit of GSK in connection with the Spin-Off may significantly restrict our business and affairs.

        On March 3, 2014, in connection with the Spin-Off, we, Innoviva and GSK entered into a number of agreements that may significantly restrict our business and affairs. In particular, we, Innoviva and GSK entered into the Master Agreement which, among other things, requires GSK's consent to make any changes to (i) a Separation and Distribution Agreement and ancillary agreements that would, individually or in the aggregate, reasonably be expected to adversely affect GSK in any material respect or (ii) the TRC LLC Agreement, which consent is not to be unreasonably withheld, conditioned or delayed, provided that GSK may withhold, condition or delay such consent in its sole discretion with respect to certain sections of the TRC LLC Agreement and any changes to the governance structure of TRC, the confidentiality restrictions, the consent rights, and the transfer restrictions in the TRC LLC Agreement. We and GSK also entered into (i) the Governance Agreement that expired on December 31, 2017, (ii) a registration rights agreement that gives GSK certain registration rights with respect to our ordinary shares held by GSK and (iii) an extension agreement that extends to us certain restrictive covenants similar to those applicable to Innoviva under the GSK Agreements. There can be no assurance that these restrictions will not materially harm our business, particularly given that GSK's interests may not be aligned with the interests of our business or our other shareholders.

Certain of our directors and officers may have actual or potential conflicts of interest because of their equity ownership in Innoviva, which actual or potential conflicts may harm our business, prospects and financial condition and result in the diversion of corporate opportunities to Innoviva.

        Certain of our directors and officers hold shares of Innoviva's common stock or rights to acquire such shares, and these holdings may be significant for some of these individuals compared to their total assets. This ownership of Innoviva common stock by certain of our directors and officers may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for Innoviva and for us. For example, potential or actual conflicts could arise relating to: our relationship with Innoviva, including Innoviva's and our respective rights and obligations under agreements entered into in connection with the Spin-Off; Innoviva's management of TRC, particularly given that we and Innoviva have different economic interests in TRC; and corporate opportunities that may be available to both companies in the future. Although we and Innoviva have implemented policies and procedures to identify and properly address such potential and actual conflicts of interest, there can be no assurance that, when such conflicts are resolved in accordance with applicable laws, such conflicts of interest will not harm our business, prospects and financial condition and result in the diversion of corporate opportunities to Innoviva.

If we are required to indemnify Innoviva or Cumberland, or if we are not able to enforce our indemnification rights against Innoviva or Cumberland, our business prospects and financial condition may be harmed.

        We agreed to indemnify Innoviva from and after the Spin-Off with respect to (i) all debts, liabilities and obligations transferred to us in connection with the Spin-Off (including our failure to pay, perform or otherwise promptly discharge any such debts, liabilities or obligations after the Spin-Off), (ii) any misstatement or omission of a material fact resulting in a misleading statement in our Information Statement distributed to Innoviva stockholders in connection with the Spin-Off and (iii) any breach by us of certain agreements entered into with Innoviva in connection with the Spin-Off (namely, the Separation and Distribution Agreement, a Transition Services Agreement, an Employee Matters Agreement, a Tax Matters Agreement, and a Facility Sublease Agreement). We are not aware of any existing indemnification obligations at this time, but any such indemnification obligations that may arise could be significant. Under the terms of the Separation and Distribution Agreement, Innoviva agreed to indemnify us from and after the Spin-Off with respect to (i) all debts, liabilities and obligations retained by Innoviva after the Spin-Off (including its failure to pay, perform or otherwise promptly discharge any such debts, liabilities or obligations after the Spin-Off) and (ii) any breach by Innoviva of the Separation and Distribution Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Tax Matters Agreement, and the Facility Sublease Agreement. Our and Innoviva's ability to satisfy these indemnities, if called upon to do so, will depend upon our and Innoviva's future financial strength. If we are required to indemnify Innoviva, or if we are not able to enforce our indemnification rights against Innoviva, our business prospects and financial condition may be harmed.

        In addition, the agreement relating to the sale of VIBATIV to Cumberland contains indemnification obligations of both us and Cumberland. If we are required to indemnify Cumberland or if we are unable to enforce our indemnification rights against Cumberland for any reason, our business and financial condition may be harmed.

RISKS RELATED TO LEGAL AND REGULATORY UNCERTAINTY

If our efforts to protect the proprietary nature of the intellectual property related to our technologies are not adequate, we may not be able to compete effectively in our current or future markets.

        We rely upon a combination of patents, patent applications, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies. Any involuntary disclosure to or misappropriation by third parties of this proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market. The status of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and is very uncertain. As of December 31, 2019, we owned 445 issued US patents and 1,590 granted foreign patents, as well as additional pending US and foreign patent applications. Our patent applications may be challenged or fail to result in issued patents and our existing or future patents may be invalidated or be too narrow to prevent third parties from developing or designing around these patents. If the sufficiency of the breadth or strength of protection provided by our patents with respect to a product candidate is threatened, it could dissuade companies from collaborating with us to develop product candidates and threaten our ability to commercialize products. Further, if we encounter delays in our clinical trials or in obtaining regulatory approval of our product candidates, the patent lives of the related product candidates would be reduced.

        In addition, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, for processes for which patents are difficult to enforce and for any other elements of our drug discovery and development processes that involve proprietary know-how, information and technology that is not covered by patent applications. Although we require our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information and technology to enter into confidentiality agreements, we cannot be certain that this know-how, information and technology will not be misappropriated, disclosed or used for unauthorized purposes or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Further, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the US. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the US and abroad. If we are unable to prevent material disclosure of the intellectual property related to our technologies to third parties, we will not be able to establish or, if established, maintain a competitive advantage in our market, which could materially adversely affect our business, financial condition and results of operations, which could cause the price of our securities to fall.

Litigation to protect or defend our intellectual property or third-party claims of intellectual property infringement would require us to divert resources and may prevent or delay our drug discovery and development efforts.

        Our commercial success depends in part on us and our partners not infringing the patents and proprietary rights of third parties. Third parties may assert that we or our partners are using their proprietary rights without authorization. There are third-party patents that may cover materials or methods for treatment related to our product candidates. At present, we are not aware of any patent infringement claims with merit that would adversely and materially affect our ability to develop our product candidates, but nevertheless the possibility of third-party allegations cannot be ruled out. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Furthermore, parties making claims against us or our partners may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense against these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business.

        In the event of a successful claim of infringement against us, we may have to pay substantial damages, obtain one or more licenses from third parties or pay royalties. In addition, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of our product candidates, and we have done so from time to time. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly.

        In addition, in the future we could be required to initiate litigation to enforce our proprietary rights against infringement by third parties, prevent the unauthorized use or disclosure of our trade secrets and confidential information, or defend the validity of our patents. For example, in 2017, we filed a lawsuit against a former employee for misappropriation of certain of our confidential, proprietary and trade secret information. While this litigation has since been resolved, prosecution of claims to enforce or defend our rights against others involve substantial litigation expenses and divert substantial employee resources from our business but may not result in adequate remedy to us or sufficiently mitigate the harm to our business caused by any intellectual property infringement, unauthorized access, use or disclosure of trade secrets. If we fail to effectively enforce our proprietary rights against others, our business will be harmed and the price of our securities could fall.

If the efforts of our partners or future partners to protect the proprietary nature of the intellectual property related to collaboration assets are not adequate, the future commercialization of any medicines resulting from collaborations could be delayed or prevented, which would materially harm our business and could cause the price of our securities to fall.

        The risks identified in the two preceding risk factors may also apply to the intellectual property protection efforts of our partners or future partners and to GSK with respect to the GSK-Partnered Respiratory Programs in which we hold an economic interest. To the extent the intellectual property protection of any partnered assets are successfully challenged or encounter problems with the US Patent and Trademark Office or other comparable agencies throughout the world, the future commercialization of these potential medicines could be delayed or prevented. Any challenge to the intellectual property protection of a late-stage development asset, particularly those of the GSK-Partnered Respiratory Programs in which we hold an economic interest, could harm our business and cause the price of our securities to fall.

Product liability and other lawsuits could divert our resources, result in substantial liabilities and reduce the commercial potential of our medicines.

        The risk that we may be sued on product liability claims is inherent in the development and commercialization of pharmaceutical products. Side effects of, or manufacturing defects in, products that we or our partners develop or commercialize could result in the deterioration of a patient's condition, injury or even death. Once a product is approved for sale and commercialized, the likelihood of product liability lawsuits tends to increase. Claims may be brought by individuals seeking relief for themselves or by individuals or groups seeking to represent a class, asserting injuries based both on potential adverse effects described in the label as well as adverse events not yet observed. We also face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials. In addition, changes in laws outside the US are expanding our potential liability for injuries that occur during clinical trials. Product liability claims could harm our reputation, regardless of the merit or ultimate success of the claim, which may adversely affect our and our partners' ability to commercialize our products and cause the price of our securities to fall. These lawsuits may divert our management from pursuing our business strategy and may be costly to defend. In addition, if we are held liable in any of these lawsuits, we may incur substantial liabilities and may be forced to limit or forgo further commercialization of the applicable products.

        Although we maintain general liability and product liability insurance, this insurance may not fully cover potential liabilities and we cannot be sure that our insurer will not disclaim coverage as to a future claim. In addition, inability to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercial production and sale of our products, which could adversely affect our business.

        We may also be required to prosecute or defend general commercial, intellectual property, securities and other lawsuits. Litigation typically involves substantial expenses and diverts substantial employee resources from our business. The cost of defending any product liability litigation or engaging in any other legal proceeding, even if resolved in our favor, could be substantial and uncertainties resulting from the initiation and continuation of the litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace and achieve our business goals.

If we fail to comply with data protection laws and regulations, we could be subject to government enforcement actions (which could include civil or criminal penalties), private litigation and/or adverse publicity, which could negatively affect our operating results and business.

        We are subject to data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the US, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the FTC Act), govern the collection, use, disclosure, and protection of health-related and other personal information. In California, the California Consumer Privacy Act ("CCPA") took effect on January 1, 2020. The CCPA establishes certain requirements for data use and sharing transparency and creates new data privacy rights for consumers. These laws and regulations are evolving and subject to interpretation, and may impose limitations on our activities or otherwise adversely affect our business. Failure to comply with data protection laws and regulations could result in government enforcement actions and create liability for us (which could include civil and/or criminal penalties), private litigation and/or adverse publicity that could negatively affect our operating results and business. In addition, we may obtain health information from third parties (e.g., healthcare providers who prescribe our products) that are subject to privacy and security requirements under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act ("HIPAA"). Although we are not directly subject to HIPAA—other than with respect to providing certain employee benefits—we could be subject to criminal penalties if we knowingly obtain or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA. HIPAA generally requires that healthcare providers and other covered entities obtain written authorizations from patients prior to disclosing protected health information of the patient (unless an exception to the authorization requirement applies). If authorization is required and the patient fails to execute an authorization or the authorization fails to contain all required provisions, then we may not be allowed access to and use of the patient's information and our research efforts could be impaired or delayed. Furthermore, use of protected health information that is provided to us pursuant to a valid patient authorization is subject to the limits set forth in the authorization (e.g., for use in research and in submissions to regulatory authorities for product approvals). In addition, HIPAA does not replace federal, state, international or other laws that may grant individuals even greater privacy protections.

        EU Member States and other jurisdictions where we operate have adopted data protection laws and regulations, which impose significant compliance obligations. For example, the General Data Protection Regulation ("GDPR") which became applicable on May 25, 2018, replacing the EU Data

Protection Directive, imposes strict obligations and restrictions on the ability to collect, analyze and transfer personal data, including health data from clinical trials and adverse event reporting.

        Switzerland has adopted laws that impose restrictions and obligations similar to the GDPR. These obligations and restrictions concern, in particular, the consent of the individuals to whom the personal data relate, the information provided to the individuals, the transfer of personal data out of the European Economic Area ("EEA") or Switzerland, security breach notifications, security and confidentiality of the personal data, as well as substantial potential fines for breaches of the data protection obligations. Data protection authorities from the different EU Member States may interpret the GDPR and applicable related national laws differently and impose requirements additional to those provided in the GDPR. In addition, guidance on implementation and compliance practices may be updated or otherwise revised, which adds to the complexity of processing personal data in the EU. When processing personal data of subjects in the EU, we have to comply with the applicable data protection laws. In particular, as we rely on services providers processing personal data of subjects in the EU, we have to enter into suitable contract terms with such providers and receive sufficient guarantees that such providers meet the requirements of the applicable data protection laws, particularly the GDPR which imposes specific and relevant obligations.

        Legal mechanisms to allow for the transfer of personal data from the EEA to the US have been challenged in the European Court of Justice, which generally increases uncertainty around compliance with EU privacy law requirements as these relate to transfer of data from the EU to the US. In 2016, the European Commission and the US Department of Commerce ("DOC") put in place the EU-US "Privacy Shield," which has been relied on by some US companies since that time to transfer data to the US, and, in its third annual review of the Privacy Shield in October 2019, the European Commission concluded that the U.S. continues to ensure an adequate level of protection for personal data transferred under the Privacy Shield. In addition, the DOC increased its monitoring and surveillance activities and introduced new oversight procedures and will increase pressure on companies to comply with Privacy Shield. However, in October 2016, an action for annulment was brought by three French digital rights advocacy groups, which is still pending before the General Court of the European Court of Justice. The US was admitted as an intervener in the action in 2018. If the European Court of Justice invalidates the Privacy Shield, it will no longer be possible to rely on the Privacy Shield certification to support transfer of personal data from the EU to entities in the US. Adherence to the Privacy Shield is not, however, mandatory. US-based companies are permitted to rely either on their adherence to the Privacy Shield or on the other authorized means and procedures to transfer personal data provided by the GDPR.

        In addition, the privacy and data security landscape in the EU continues to remain in flux. The agreement that will hopefully be concluded between the EU and the UK following the UK's withdrawal from the EU on January 31, 2020 may require organizations to revisit the way they transfer personal data from and to the UK. The GDPR has introduced additional data protection obligations that can have specific impact on the conduct of clinical trials in the EEA. This includes obligations concerning the rights of patients in relation to their personal data collected during the clinical trials and the need to conclude arrangements with clinical trails sites concerning data processing activities. Any perceived failure to ensure protection of patients' rights during clinical trials or to ensure that sites fulfil obligations imposed by GDPR concerning their related processing activities could undermine the validity of the results of these clinical trials.

        If we or our vendors fail to comply with applicable data privacy laws, or if the legal mechanisms we or our vendors rely upon to allow for the transfer of personal data from the EEA or Switzerland to the US (or other countries not considered by the European Commission to provide an adequate level of data protection) are not considered adequate, we could be subject to government enforcement actions and significant penalties against us. Moreover, our business could be adversely impacted if our ability to transfer personal data outside of the EEA or Switzerland to the US is restricted, which could adversely impact our operating results.

Changes in healthcare law and implementing regulations, including government restrictions on pricing and reimbursement, as well as healthcare policy and other healthcare payor cost-containment initiatives, may negatively impact us, our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties.

        The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care costs to contain or reduce costs of health care may adversely affect us, our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties in regard to one or more of the following:

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  the ability to set and collect a price believed to be reasonable for products;

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  the ability to generate revenues and achieve profitability; and

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  the availability of capital.

        The pricing and reimbursement environment for products may change in the future and become more challenging due to, among other reasons, policies advanced by the current or new presidential administrations, federal agencies, new healthcare legislation passed by Congress or fiscal challenges faced by all levels of government health administration authorities. Among policy makers and payors in the US and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and expanding access to healthcare. In the US, the pharmaceutical industry has been a particular focus of these efforts and has been and may in the future be significantly affected by major legislative initiatives. For instance, in the fourth quarter of 2018, the Centers for Medicare & Medicaid Services ("CMS"), the federal agency that administers the Medicare and Medicaid programs, released an advance notice of proposed rule-making to solicit feedback on a potential change in the way Medicare Part B pays for certain physician-administered drugs. Under Part B's current reimbursement policy, for most drugs, Medicare pays providers the average sales price of the drug plus 6% (reduced to 4.3% as a result of sequestration). CMS is considering a methodology that would more closely align payment for these drugs with prices in certain countries (such as Canada, the United Kingdom, Japan, and Germany), allow private-sector vendors to negotiate prices, and pay providers a flat add-on payment not tied to the price of the drug. We expect we, our collaboration partners or those commercializing products with respect to which we have an economic interest or right to receive royalties may experience pricing pressures in connection with the sale of drug products, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative enactments.

        The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (together the "Healthcare Reform Act"), is a sweeping measure intended to expand healthcare coverage within the US, primarily through the imposition of health insurance mandates on employers and individuals, the provision of subsidies to eligible individuals enrolled in plans offered on the health insurance exchanges, and expansion of the Medicaid program. This law has substantially changed the way healthcare is financed by both governmental and private insurers, and has significantly impacted the pharmaceutical industry. The Healthcare Reform Act contains a number of provisions that impact our business and operations, including those governing enrollment in federal healthcare programs, reimbursement changes, benefits for patients within a coverage gap in the Medicare Part D prescription drug program (commonly known as the "donut hole"), rules regarding prescription drug benefits under the health insurance exchanges, changes to the Medicare Drug Rebate program, expansion of the Public Health Service Act's 340B drug pricing program, fraud and abuse and enforcement. These changes have impacted previously existing government healthcare programs and have resulted in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program.

        In particular, CMS issued final regulations to implement the changes to the Medicaid Drug Rebate program under the Healthcare Reform Act. These regulations became effective on April 1, 2016. Congress could enact additional legislation that further increases Medicaid drug rebates or other costs and charges associated with participating in the Medicaid Drug Rebate program. The issuance of regulations and coverage expansion by various governmental agencies relating to the Medicaid Drug Rebate program has increased and will continue to increase the costs and the complexity of compliance, has been and will be time-consuming to implement, and could have a material adverse effect on results of operations for us, our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties, particularly if CMS challenges the approach we take in our implementation of the final regulation.

        Some states have elected not to expand their Medicaid programs by raising the income limit to 133% of the federal poverty level, as is permitted under the Healthcare Reform Act. For each state that does not choose to expand its Medicaid program, there may be fewer insured patients overall, which could impact the sales, business and financial condition of us, our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties. Where Medicaid patients receive insurance coverage under any of the new options made available through the Healthcare Reform Act, manufacturers may be required to pay Medicaid rebates on drugs used under these circumstances, which could impact manufacturer revenues.

        Certain provisions of the Healthcare Reform Act have been subject to judicial challenges as well as efforts to repeal or replace them or to alter their interpretation or implementation. For example, the Tax Cuts and Jobs Act enacted on December 22, 2017 (the "Tax Act"), eliminated the shared responsibility payment for individuals who fail to maintain minimum essential coverage under section 5000A of the Internal Revenue Code of 1986, commonly referred to as the individual mandate, effective January 1, 2019. In December 2018, a United States District Court Judge for the Northern District of Texas ruled (i) that the "individual mandate" was unconstitutional as a result of the associated tax penalty being repealed by Congress as part of the Tax Act; and (ii) the individual mandate is not severable from the rest of the ACA, and as a result the entire Healthcare Reform Act is invalid. On December 18, 2019, the U.S. Court of Appeals for the Fifth Circuit affirmed the district court's decision that the individual mandate is unconstitutional, but remanded the case to the district court to reconsider the severability question. It is unclear how the ultimate decision in this case, or other efforts to repeal, replace, or invalidate the Healthcare Reform Act or its implementing regulations, or portions thereof, will affect the Healthcare Reform Act or our business. Additional legislative changes to and regulatory changes under the Healthcare Reform Act remain possible, but the nature and extent of such potential additional changes are uncertain at this time. We expect that the Healthcare Reform Act, its implementation, efforts to repeal or replace, or invalidate the Healthcare Reform Act, or portions thereof, and other healthcare reform measures that may be adopted in the future, could have a material adverse effect on our industry generally and on the ability of us, our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties to maintain or increase sales of existing products or to successfully commercialize product candidates, if approved.

        In addition, there have been proposals to modify the Medicare Part D benefit, including by imposing federally-mandated rebates on all drugs dispensed to Medicare Part D enrollees or on only those drugs dispensed to certain groups of lower income beneficiaries. If any of these proposals are adopted including any that result in additional rebates, this could have a negative impact on revenues for our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties, which could impact our revenues.

        On August 2, 2011, the Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals for spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction, which triggered the legislation's automatic reductions. In concert with subsequent legislation, this has resulted in aggregate reductions to Medicare payments to providers of, on average, 2% per fiscal year through 2027 unless Congress takes additional action. As long as these cuts remain in effect, they could adversely impact payment for any products that are reimbursed under Medicare. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for product or additional pricing pressures for our collaboration partners, or those commercializing products with respect to which we have an economic interest or right to receive royalties, which could impact our revenues.

If we failed to comply with our reporting and payment obligations under the Medicaid Drug Rebate program or other governmental pricing programs, we could be subject to additional reimbursement requirements, penalties, sanctions and fines, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

        Prior to the sale of VIBATIV to Cumberland, we had certain price reporting obligations to the Medicaid Drug Rebate program and other governmental pricing programs, and we had obligations to report average sales price under the Medicare program. Following the consummation of the transaction with Cumberland, our price reporting obligations related to VIBATIV have been transitioned to Cumberland, and price reporting obligations for YUPELRI reside with Mylan. However, we retain liability related to price reporting for VIBATIV for historic periods.

        Under the Medicaid Drug Rebate program, a manufacturer is required to pay a rebate to each state Medicaid program for its covered outpatient drugs that are dispensed to Medicaid beneficiaries and paid for by a state Medicaid program as a condition of having federal funds being made available to the states for our drugs under Medicaid and Medicare Part B. Those rebates are based on pricing data reported by the manufacturer on a monthly and quarterly basis to CMS, the federal agency that administers the Medicaid Drug Rebate program. These data include the average manufacturer price and, in the case of innovator products, the best price for each drug which, in general, represents the lowest price available from the manufacturer to any entity in the US in any pricing structure, calculated to include all sales and associated rebates, discounts and other price concessions.

        Federal law requires that any company that participates in the Medicaid Drug Rebate program also participate in the Public Health Service's 340B drug pricing program in order for federal funds to be available for the manufacturer's drugs under Medicaid and Medicare Part B. The 340B program requires participating manufacturers to agree to charge no more than the 340B "ceiling price" for the manufacturer's covered outpatient drugs to a variety of community health clinics and other entities that receive health services grants from the Public Health Service, as well as hospitals that serve a disproportionate share of low-income patients. Manufacturers also are required to report their 340B ceiling prices to HRSA on a quarterly basis. A final regulation regarding the calculation of the 340B ceiling price and the imposition of civil monetary penalties on manufacturers that knowingly and intentionally overcharge covered entities became effective on January 1, 2019.

        Federal law also requires that a company that participates in the Medicaid Drug Rebate program report average sales price information each quarter to CMS for certain categories of drugs that are paid under the Medicare Part B program. Manufacturers calculate the average sales price based on a statutorily defined formula as well as regulations and interpretations of the statute by CMS. CMS uses these submissions to determine payment rates for drugs under Medicare Part B.

        Pricing and rebate calculations vary across products and programs, are complex, and are often subject to interpretation by the manufacturer, governmental or regulatory agencies and the courts. A manufacturer that becomes aware that its Medicaid reporting for a prior quarter was incorrect, or has changed as a result of recalculation of the pricing data, is are obligated to resubmit the corrected data for up to three years after those data originally were due. Such restatements and recalculations increase the costs for complying with the laws and regulations governing the Medicaid Drug Rebate program and could result in an overage or underage in our rebate liability for past quarters. Price recalculations also may affect the 340B ceiling price.

        We are liable for errors associated with our submission of pricing data. In addition to retroactive rebates and the potential for 340B program refunds, if we are found to have knowingly submitted any false price information to the government, we may be liable for significant civil monetary penalties per item of false information. If we are found to have made a misrepresentation in the reporting of our average sales price, the Medicare statute provides for significant civil monetary penalties for each misrepresentation for each day in which the misrepresentation was applied. If we are found to have charged 340B covered entities more than the statutorily mandated ceiling price, we could be subject to significant civil monetary penalties. Our failure to submit the required price data on a timely basis could result in a significant civil monetary penalty per day for each day the information is late beyond the due date. Such failure also could be grounds for CMS to terminate our Medicaid drug rebate agreement, pursuant to which we participate in the Medicaid program. In the event that CMS terminates our rebate agreement, federal payments may not be available under Medicaid or Medicare Part B for our covered outpatient drugs.

        In order to be eligible to have its products paid for with federal funds under the Medicaid and Medicare Part B programs and purchased by the Department of Veterans Affairs ("VA"), Department of Defense ("DoD"), Public Health Service, and Coast Guard (the "Big Four agencies") and certain federal grantees, a manufacturer is required to participate in the VA Federal Supply Schedule ("FSS") pricing program, established under Section 603 of the Veterans Health Care Act of 1992. Under this program, the manufacturer is obligated to make its covered drugs available for procurement on an FSS contract and charge a price to the Big Four agencies that is no higher than the Federal Ceiling Price ("FCP"), which is a price calculated pursuant to a statutory formula. The FCP is derived from a calculated price point called the "non-federal average manufacturer price" ("Non-FAMP"), which the manufacturer calculates and reports to the VA on a quarterly and annual basis. Pursuant to applicable law, knowing provision of false information in connection with a Non-FAMP filing can subject a manufacturer to significant penalties for each item of false information. The FSS contract also contains extensive disclosure and certification requirements.

        Under Section 703 of the National Defense Authorization Act for FY 2008, the manufacturer is required to pay quarterly rebates to DoD on utilization of its innovator products that are dispensed through DoD's Tricare network pharmacies to Tricare beneficiaries. The rebates are calculated as the difference between the annual Non-FAMP and FCP for the calendar year that the product was dispensed. A manufacturer that overcharges the government in connection with the FSS contract or Tricare Retail Pharmacy Rebate Program, whether due to a misstated FCP or otherwise, is required to refund the difference to the government. Failure to make necessary disclosures and/or to identify contract overcharges can result in allegations against us under the False Claims Act and other laws and regulations.

Our relationships with customers and third-party payors are subject to applicable anti-kickback, fraud and abuse, transparency and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, exclusion, contractual damages, reputational harm and diminished profits and future earnings.

        Healthcare providers, physicians, distributors and third-party payors play a primary role in the distribution, recommendation and prescription of any pharmaceutical product for which we obtain marketing approval. Our arrangements with third-party payors and customers expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements through which we market, sell and distribute any products for which we have obtained or may obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

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  The US federal healthcare Anti-Kickback Statute prohibits any person from, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchasing, leasing, ordering or arranging for or recommending of any good or service for which payment may be made, in whole or in part, under federal and state healthcare programs such as Medicare and Medicaid. The term "remuneration" has been broadly interpreted to include anything of value. The Anti-Kickback Statute is subject to evolving interpretation and has been applied by government enforcement officials to a number of common business arrangements in the pharmaceutical industry. The government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of the statute or specific intent to violate it. There are a number of statutory exemptions and regulatory safe harbors protecting some common activities from prosecution; however, those exceptions and safe harbors are drawn narrowly. Failure to meet all of the requirements of a particular statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute, but the legality of the arrangement will be evaluated on a case-by-case basis based on the totality of the facts and circumstances. We seek to comply with the available statutory exemptions and safe harbors whenever possible, but our practices may not in all cases meet all of the criteria for safe harbor protection from anti-kickback liability. Moreover, there are no safe harbors for many common practices, such as educational and research grants or patient or product assistance programs. In October 2019, the federal government published a proposed regulation that would create new safe harbors for (among other things) certain value-based arrangements and patient engagement tools, and modify and clarify the scope of existing safe harbors for warranties and personal service agreements; even if it is finalized, the impact of the proposed regulation on our operations is not yet clear.

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  The federal civil False Claims Act prohibits, among other things, knowingly presenting, or causing to be presented, claims for payment of government funds that are false or fraudulent, or knowingly making, or using or causing to be made or used, a false record or statement material to a false or fraudulent claim to avoid, decrease, or conceal an obligation to pay money to the federal government. Private individuals, commonly known as "whistleblowers," can bring civil False Claims Act qui tam actions, on behalf of the government and such individuals and may share in amounts paid by the entity to the government in recovery or settlement. In recent years, several pharmaceutical and other healthcare companies have faced enforcement actions under the federal False Claims Act for, among other things, allegedly submitting false or misleading pricing information to government health care programs and providing free product to customers with the expectation that the customers would bill federal programs for the product. Federal enforcement agencies also have showed increased interest in pharmaceutical companies' product and patient assistance programs, including reimbursement and co-pay support services, and a number of investigations into these programs have resulted in significant civil and criminal settlements. Other companies have faced enforcement actions for causing false claims to be submitted because of the company's marketing the product for unapproved, and thus non-reimbursable, uses. In addition, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. False Claims Act liability is potentially significant in the healthcare industry because the statute provides for treble damages and significant mandatory penalties per false claim or statement for violations. Because of the potential for large monetary exposure, healthcare and pharmaceutical companies often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages and per claim penalties that may be awarded in litigation proceedings. Companies may be required, however, to enter into corporate integrity agreements with the government, which may impose substantial costs on companies to ensure compliance. Criminal penalties, including imprisonment and criminal fines, are also possible for making or presenting a false, fictitious or fraudulent claim to the federal government.

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  HIPAA, among other things, imposes criminal and civil liability for knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third-party payors, and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information. HIPAA also prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false fictitious or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal healthcare Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation.

  •
  The federal Physician Payment Sunshine Act, being implemented as the Open Payments Program, requires certain manufacturers of drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid or the Children's Health Insurance Program (with certain exceptions) to report annually to the US Department of Health and Human Services, Centers for Medicare and Medicaid Services, information related to payments and other transfers of value, directly or indirectly, to physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, applicable manufacturers also will be required to report information regarding payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives. A manufacturer's failure to submit timely, accurately and completely the required information for all payments, transfers of value or ownership or investment interests may result in civil monetary penalties of up to an aggregate of $150,000 per year, and up to an aggregate of $1 million per year for "knowing failures." Manufacturers must submit reports by the 90th day of each calendar year.

  •
  Analogous state laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payors, including private insurers or patients. Several states also require pharmaceutical companies to report expenses relating to the marketing and promotion of pharmaceutical products in those states and to report gifts and payments to individual health care providers in those states. Some of these states also prohibit certain marketing-related activities, including the provision of gifts, meals, or other items to certain health care providers, and restrict the ability of manufacturers to offer co-pay support to patients for certain prescription drugs. Some states require the posting of information relating to clinical studies and their outcomes. Some states and cities require identification or licensing of sales representatives. In addition, several states require pharmaceutical companies to implement compliance programs or marketing codes.

  •
  Similar restrictions are imposed on the promotion and marketing of medicinal products in the EU Member States and other countries, including restrictions prohibiting the promotion of a compound prior to its approval. Laws (including those governing promotion, marketing and anti-kickback provisions), industry regulations and professional codes of conduct often are strictly enforced. Even in those countries where we may decide not to directly promote or market our products, inappropriate activity by our international distribution partners could have implications for us.

        The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with different compliance or reporting requirements in multiple jurisdictions increase the possibility that we or our partners may fail to comply fully with one or more of these requirements. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with applicable fraud and abuse or other healthcare laws and regulations or guidance. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, exclusion from government funded healthcare programs, such as Medicare and Medicaid in the US and similar programs outside the US, contractual damages, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. If any of the physicians or other providers or entities with whom we do or expect to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Even if we are not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm our financial condition and divert resources and the attention of our management from operating our business.

Our business and operations, including the use of hazardous and biological materials may result in liabilities with respect to environmental, health and safety matters.

        Our research and development activities involve the controlled use of potentially hazardous substances, including chemical, biological and radioactive materials. In addition, our operations produce hazardous waste products, including hazardous waste. Federal, state and local laws and regulations govern the use, manufacture, management, storage, handling and disposal of hazardous materials and wastes. We may incur significant additional costs or liabilities to comply with, or for violations of, these and other applicable laws in the future. Also, even if we are in compliance with applicable laws, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials and we may incur liability as a result of any such contamination or injury. Further, in the event of a release of or exposure to hazardous materials, including at the sites we currently or formerly operate or at sites such as landfills where we send wastes for disposal, we could be held liable for cleanup costs or damages or subject to other costs or penalties and such liability could exceed our resources. We do not have any insurance for liabilities arising from hazardous materials or under environmental laws. Compliance with or liability under applicable environmental laws and regulations or with respect to hazardous materials may be expensive, and current or future environmental regulations may impair our research, development and production efforts, which could harm our business, which could cause the price of our securities to fall.

RISKS RELATING TO OUR ORDINARY SHARES

The market price for our shares has and may continue to fluctuate widely, and may result in substantial losses for purchasers of our ordinary shares.

        The market price for our shares has and may continue to fluctuate widely, and may result in substantial losses for purchasers of our ordinary shares. To the extent that low trading volumes for our ordinary shares continues, our stock price may fluctuate significantly more than the stock market as a whole or the stock prices of similar companies. Without a larger public float of actively traded shares, our ordinary shares are likely to be more sensitive to changes in sales volumes, market fluctuations and events or perceived events with respect to our business, than the shares of common stock of companies with broader public ownership, and as a result, the trading prices for our ordinary shares may be more volatile. Among other things, trading of a relatively small volume of ordinary shares may have a greater effect on the trading price than would be the case if our public float of actively traded shares were larger. In addition, as further described below under the risk factor entitled "—Concentration of ownership will limit your ability to influence corporate matters," a number of shareholders hold large concentrations of our shares which, if sold within a relatively short timeframe, could cause the price of our shares to drop significantly.

        Market prices for securities of biotechnology and biopharmaceutical companies have been highly volatile, and we expect such volatility to continue for the foreseeable future, so that investment in our ordinary shares involves substantial risk. Additionally, the stock market from time to time has experienced significant price and volume fluctuations unrelated to the operating performance of particular companies.

        The following are some of the factors that may have a significant effect on the market price of our ordinary shares:

  •
  lower than expected sales of YUPELRI;

  •
  any adverse developments or results or perceived adverse developments or results with respect to the GSK Partnered Respiratory Programs including, without limitation, lower than expected sales of TRELEGY ELLIPTA, difficulties or delays encountered with regard to the FDA or other regulatory authorities in these programs or any indication from clinical or non-clinical studies that the compounds in such programs are not safe or efficacious;

  •
  any adverse developments or results or perceived adverse developments or results with respect to our key clinical development programs, for example our JAK inhibitor program or ampreloxetine, including, without limitation, any delays in development in these programs, any halting of development in these programs, any difficulties or delays encountered with regard to the FDA or other regulatory authorities in these programs (including any class-based risks that emerge as a FDA or other regulatory agency focus), or any indication from clinical or non-clinical studies that the compounds in such programs are not safe or efficacious;

  •
  any announcements of developments with, or comments by, the FDA or other regulatory authorities with respect to products we or our partners have under development, are manufacturing or have commercialized;

  •
  any adverse developments or disagreements or perceived adverse developments or disagreements with respect to our relationship with Innoviva, such as our recently completed arbitration proceeding, or the relationship of Innoviva or TRC on the one hand and GSK on the other hand, including any such developments or disagreements resulting from or relating to the TRC LLC Agreement or to the Spin-Off;

  •
  any adverse developments or perceived adverse developments with respect to our relationship with any of our research, development or commercialization partners, including, without limitation, disagreements that may arise between us and any of those partners;

  •
  any adverse developments or perceived adverse developments in our programs with respect to partnering efforts or otherwise;

  •
  announcements of patent issuances or denials, technological innovations or new commercial products by us or our competitors;

  •
  publicity regarding actual or potential study results or the outcome of regulatory review relating to products under development by us, our partners or our competitors;

  •
  regulatory developments in the US and foreign countries;

  •
  announcements with respect to governmental or private insurer reimbursement policies;

  •
  announcements of equity or debt financings;

  •
  possible impairment charges on non-marketable equity securities;

  •
  economic and other external factors beyond our control, such as fluctuations in interest rates;

  •
  loss of key personnel;

  •
  likelihood of our ordinary shares to be more sensitive to changes in sales volume, market fluctuations and events or perceived events with respect to our business due to our small public float;

  •
  low public market trading volumes for our ordinary shares related in part to the concentration of ownership of our shares;

  •
  the sale of large concentrations of our shares, which may be more likely to occur due to the concentration of ownership of our shares, such as what we experienced when our largest shareholder, Woodford Investment Management Limited, divested its holdings;

  •
  developments or disputes as to patent or other proprietary rights;

  •
  approval or introduction of competing products and technologies;

  •
  results of clinical trials;

  •
  failures or unexpected delays in timelines for our potential products in development, including the obtaining of regulatory approvals;

  •
  delays in manufacturing adversely affecting clinical or commercial operations;

  •
  fluctuations in our operating results;

  •
  market reaction to announcements by other biotechnology or pharmaceutical companies;

  •
  initiation, termination or modification of agreements with our collaborators or disputes or disagreements with collaborators;

  •
  litigation or the threat of litigation;

  •
  public concern as to the safety of product candidates or medicines developed by us; and

  •
  comments and expectations of results made by securities analysts or investors.

        If any of these factors causes us to fail to meet the expectations of securities analysts or investors, or if adverse conditions prevail or are perceived to prevail with respect to our business, the price of the ordinary shares would likely drop significantly. A significant drop in the price of a company's securities often leads to the filing of securities class action litigation against the company. This type of litigation against us could result in substantial costs and a diversion of management's attention and resources.

Concentration of ownership will limit your ability to influence corporate matters.

        Based on our review of publicly available filings, as of December 31, 2019, we believe our three largest shareholders collectively owned approximately 48% of our outstanding ordinary shares. Certain of these shareholders could report changes in beneficial ownership in connection with the Schedule 13G filing deadline on February 14, 2020, and any such changes would affect the aggregate percentage ownership of these three shareholders. These shareholders could control the outcome of actions taken by us that require shareholder approval, including a transaction in which shareholders might receive a premium over the prevailing market price for their shares.

Certain provisions in our constitutional and other documents may discourage our acquisition by a third-party, which could limit your opportunity to sell shares at a premium.

        Our constitutional documents include provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change-of-control transactions, including, among other things, provisions that:

  •
  require supermajority shareholder voting to effect certain amendments to our amended and restated memorandum and articles of association;

  •
  establish a classified board of directors;

  •
  restrict our shareholders from calling meetings or acting by written consent in lieu of a meeting;

  •
  limit the ability of our shareholders to propose actions at duly convened meetings; and

  •
  authorize our board of directors, without action by our shareholders, to issue preferred shares and additional ordinary shares.

        In addition, in May 2018, our shareholders approved a resolution authorizing our board of directors to adopt a shareholder rights plan in the future intended to deter any person from acquiring more than 19.9% of our outstanding ordinary shares without the approval of our board of directors.

        These provisions could have the effect of depriving you of an opportunity to sell your ordinary shares at a premium over prevailing market prices by discouraging third parties from seeking to acquire control of us in a tender offer or similar transaction.

Our shareholders may face difficulties in protecting their interests because we are incorporated under Cayman Islands law.

        Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Law (2020 Revision) of the Cayman Islands and by the common law of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under the laws of the Cayman Islands are different from those under statutes or judicial precedent in existence in jurisdictions in the US. Therefore, you may have more difficulty in protecting your interests than would shareholders of a corporation incorporated in a jurisdiction in the US, due to the different nature of Cayman Islands law in this area.

        Shareholders of Cayman Islands exempted companies such as our company have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

        A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

There is uncertainty as to shareholders' ability to enforce certain foreign civil liabilities in the Cayman Islands.

        We are incorporated as an exempted company limited by shares with limited liability under the laws of the Cayman Islands. A material portion of our assets are located outside of the US. As a result, it may be difficult for our shareholders to enforce judgments against us or judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the US or any state of the US.

        We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against Theravance Biopharma judgments of courts of the US predicated upon the civil liability provisions of the securities laws of the US or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Theravance Biopharma predicated upon the civil liability provisions of the securities laws of the US or any State, on the grounds that such provisions are penal in nature. However, in the case of laws that are not penal in nature, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the US, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands' judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court, including the Grand Court of the Cayman Islands, may stay proceedings if concurrent proceedings are being brought elsewhere, which would delay proceedings and make it more difficult for our shareholders to bring action against us.

If securities or industry analysts cease coverage of us or do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our ordinary shares and trading volume could decline.

        The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, the trading price for our ordinary shares could be negatively affected. If one or more of the analysts who cover us downgrade our ordinary shares or publish inaccurate or unfavorable research about our business or if our results fail to meet the expectations of these analysts, the price of our ordinary shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause our share price and trading volume to decline.

We do not anticipate paying any cash dividends on our capital shares in the foreseeable future; as a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

        We have never declared or paid cash dividends on our capital shares. We do not anticipate paying any cash dividends on our capital shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, the terms of any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our ordinary shares. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

ADDITIONAL RISKS RELATING TO THIS OFFERING

Our management team may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

        Our management will have broad discretion over the use of the net proceeds from this offering. We intend to use the net proceeds from the sale of ordinary shares offered by this prospectus supplement for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of existing product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates. We have not determined the amounts we plan to spend on any of these items or the timing of these expenditures. We do not currently have any commitments with regard to any such acquisitions or other strategic transactions. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our ordinary shares.

If you purchase our ordinary shares in this offering, you will suffer immediate dilution of your investment.

        The assumed public offering price of our ordinary shares in this offering is substantially higher than the as adjusted net tangible book value per ordinary share. Therefore, if you purchase our ordinary shares in this offering, you will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. Based on an assumed public offering price of $30.65 per share, the closing price of our ordinary shares as reported on The Nasdaq Global Market on February 7, 2020, you will experience immediate dilution of $31.35 per share, representing the difference between our as adjusted net tangible book value per share after this offering and the assumed public offering price. In addition, to the extent outstanding options or warrants to purchase ordinary shares are exercised or restricted stock units are settled in ordinary shares, or if our outstanding convertible senior notes are settled in shares, there will be further dilution to investors in this offering. In addition, if the underwriters exercise their option to purchase additional ordinary shares in full, or if we issued additional equity securities, you will experience additional dilution. See "Dilution" for a more detailed description of the dilution to investors in the offering.

You may experience future dilution as a result of future equity or equity-linked offerings.

        In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

If a United States person is treated as owning at least 10% of our ordinary shares, such United States person may be subject to adverse U.S. federal income tax consequences.

        For U.S. federal income tax purposes, if a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such U.S. holder will be treated as a "United States shareholder" with respect to each "controlled foreign corporation" in our group (if any). Because our group includes at least one U.S. subsidiary, our non-U.S. subsidiaries and any non-U.S. subsidiaries we were to form or acquire in the future generally would be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation will be required to annually report and include in its U.S. taxable income its pro rata share of "subpart F income," "global intangible low-taxed income" and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits that are available to a United States shareholder that is a domestic corporation. Failure to comply with such reporting obligations may subject a holder of our ordinary shares that is a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. Holders of our ordinary shares that are United States persons should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of the ordinary shares that we are offering will be approximately $140.6 million, or approximately $161.7 million if the underwriters exercise in full their option to purchase additional ordinary shares, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses.

        We intend to use the net proceeds from the sale of ordinary shares offered by this prospectus supplement for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures, and we do not currently have any commitments with regard to any such acquisitions or other strategic transactions. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

        Our operating expenses have increased and we expect them to continue to increase in 2020 and beyond as we advance our development pipeline and accelerate our efforts to conduct clinical trials. Based on our current operating plans and financial forecasts, we believe that our existing cash, cash equivalents and marketable securities will be sufficient to meet our anticipated operating needs for at least the next twelve months.

DIVIDEND POLICY

        We have never declared or paid cash dividends and do not intend to declare or pay cash dividends on our ordinary shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of September 30, 2019,

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance and sale by us of $150.0 million of ordinary shares in this offering, at an assumed public offering price of $30.65 per share, the closing price of our ordinary shares as reported on The Nasdaq Global Market on February 7, 2020, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

        You should read this table in conjunction with the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our condensed consolidated financial statements (unaudited) and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2019
	Actual	As Adjusted
	(in thousands)
	(unaudited)
Cash, cash equivalents and marketable securities	$344,620	$485,195

Convertible senior notes due 2023, net	$225,622	$225,622
Non-recourse notes due 2033, net	230,709	230,709
Shareholders' deficit
Preferred shares, $0.00001 par value: 230 shares authorized, no shares issued or outstanding, actual and as adjusted	—	—
Ordinary shares, $0.00001 par value: 200,000 shares authorized; 56,762 shares issued and outstanding, actual; 61,656 shares issued and outstanding, as adjusted(1)	1	1
Additional paid-in capital	1,000,094	1,140,669
Accumulated other comprehensive income	94	94
Accumulated deficit	(1,182,994)	(1,182,994)

Total shareholders' deficit	(182,805)	(42,230)

Total capitalization	$273,526	$414,101

(1)
The number of ordinary shares in the table above excludes as of September 30, 2019:

•
2,905,516 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares having a weighted-average exercise price of $24.9972 per share;

•
3,564,759 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan (which reserve includes 32,912 shares subject to equity awards issued subsequent to September 30, 2019 through January 31, 2020);

•
195,476 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan;

•
2,093,462 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  5,088,852 ordinary shares issuable upon vesting of outstanding RSUs; and

  •
  any ordinary shares issuable upon conversion of our outstanding 3.25% Convertible Senior Notes due 2023 with an outstanding aggregate principal amount of $230.0 million and having an initial conversion rate of 29.0276 ordinary shares for each $1,000 principal amount of notes, as adjusted from time to time pursuant to the provisions of the indenture covering such notes.

 DILUTION

        Our net tangible book value as of September 30, 2019 was approximately $(183.4) million, or $(3.23) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our ordinary shares outstanding as of September 30, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per share of our ordinary shares immediately after this offering.

        After giving effect to the receipt of the net proceeds from our sale of $150.0 million of ordinary shares in this offering at an assumed public offering price of $30.65 per share, the closing price of our ordinary shares as reported on The Nasdaq Global Market on February 7, 2020, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $(42.8) million, or $(0.70) per share. This represents an immediate increase in net tangible book value of $2.54 per share to existing shareholders. Investors purchasing our ordinary shares in this offering will have paid $31.35 more than the as adjusted net tangible book value per share after this offering. The following table illustrates this on a per share basis:

Assumed public offering price per share		$30.65
Net tangible book value per share as of September 30, 2019	$(3.23)
Increase per share attributable to new investors	2.54

As-adjusted net tangible book value per share after this offering		(0.70)

Dilution per share to new investors		$31.35

        An increase of $1.00 per share in the assumed public offering price of $30.65 per share, the closing price of our ordinary shares as reported on The Nasdaq Global Market on February 7, 2020, would cause our as adjusted net tangible book value per share after the offering to be $(0.70) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $32.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the assumed public offering price of $30.65 per share, would cause our as adjusted net tangible book value per share after the offering to be $(0.69) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $30.34 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price, the actual number of shares offered and other terms of this offering determined at pricing.

        If the underwriters exercise their option to purchase $22.5 million of additional ordinary shares of in full at an assumed public offering price of $30.65 per share, the closing price of our ordinary shares as reported on The Nasdaq Global Market on February 7, 2020, the as adjusted net tangible book value per share immediately after this offering would be $(0.35) per share, representing an increase to existing stockholders of $2.88 per share, and immediate dilution of $31.00 per share to new investors in this offering.

        The above discussion and table above excludes (each as of September 30, 2019):

  •
  2,905,516 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares as of September 30, 2019 having a weighted-average exercise price of $24.9972 per share;

  •
  3,564,759 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan (which reserve includes

    32,912 shares subject to equity awards issued subsequent to September 30, 2019 through January 31, 2020);

  •
  195,476 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan;

  •
  2,093,462 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  5,088,852 ordinary shares issuable upon vesting of outstanding restricted stock units; and

  •
  any ordinary shares issuable upon conversion of the Company's outstanding 3.25% Convertible Senior Notes due 2023 with an outstanding aggregate principal amount of $230.0 million and having an initial conversion rate of 29.0276 ordinary shares for each $1,000 principal amount of notes, as adjusted from time to time pursuant to the provisions of the indenture covering such notes.

        To the extent that options outstanding as of September 30, 2019 have been or may be exercised or other shares issued, investors purchasing our ordinary shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS OF ORDINARY SHARES

        The following summary discusses material U.S. federal income tax consequences of the ownership and disposition by "U.S. Holders" (as defined below) of our ordinary shares, as described below, who acquire our ordinary shares in this offering and who hold our ordinary shares as capital assets within the meaning of Section 1221 of the Code. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published positions of the U.S. Internal Revenue Service (the "IRS"), judicial decisions and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could affect the accuracy of this discussion.

        Although Theravance Biopharma does not expect to be treated as a U.S. corporation under Section 7874 of the Code, the IRS may disagree with our conclusion on this point or there could be changes to the law that could result in our being treated as a U.S. corporation. If we were treated as a U.S. corporation for U.S. federal income tax purposes, the U.S. tax consequences to holders of ordinary shares would be significantly different from the U.S. tax consequences described herein. Holders should consult their tax advisors about the U.S. tax consequences of holding ordinary shares if Theravance Biopharma were treated as a U.S. corporation. The remainder of the discussion below assumes that Theravance Biopharma is not treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code. We will, from time to time, evaluate our corporate structure in light of applicable changes to tax laws. Based on such evaluation, we may choose to make changes to our corporate structure in order to respond to changing tax laws, if any.

        This summary does not discuss all tax considerations that may be relevant to holders of our ordinary shares in light of their particular circumstances, nor does it address the consequences to holders of our ordinary shares subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, pension plans, partnerships (including entities treated as partnerships for U.S. federal income tax purposes) and S corporations, real estate investment trusts and regulated investment companies, financial institutions, insurance companies, dealers or traders in securities, persons who hold our ordinary shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes, corporations that accumulate earnings to avoid U.S. federal income tax, persons whose functional currency is not the U.S. dollar and persons who actually or constructively own 10% or more, by vote or value, of our stock. This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or foreign tax consequences, or the consequences of the alternative minimum tax or the Medicare tax on net investment income.

Prospective purchasers of our ordinary shares should consult their tax advisors as to the particular tax consequences to them of the ownership and disposition of our ordinary shares.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or a resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) a valid election is in place under applicable Treasury Regulations for the trust to be treated as a U.S. person.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our ordinary shares should consult its tax advisor as to the particular U.S. federal income tax consequences applicable to them.

Owning or Disposing of our Ordinary Shares

        Subject to the "passive foreign investment company" ("PFIC") rules discussed below, distributions with respect to our ordinary shares (which for these purposes will include the amount of any non-U.S. taxes withheld therefrom) should generally be includible in the gross income of a U.S. Holder on the date of receipt as foreign source dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such distributions will not be eligible for the dividends-received deduction generally allowed to U.S. corporations. To the extent that such distributions exceed our current and accumulated earnings and profits, they will be treated first as a tax-free return of the U.S. Holder's tax basis in ordinary shares, and then to the extent the amount of such distributions exceed the U.S. Holder's tax basis, the excess will be treated as capital gain.

        Subject to the PFIC rules discussed below, dividends paid to certain non-corporate U.S. Holders that constitute "qualified dividend income" will be taxable at the preferential rate applicable to long-term capital gains, provided that the provided that the U.S. Holder holds our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that the U.S. Holder receives the dividend, our ordinary shares are readily tradable on an established securities market in the United States.

        To the extent we pay dividends in a currency other than the U.S. dollar, the amount of any dividend paid to U.S. Holders in such currency will (subject to the PFIC rules discussed below) be includible in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the amount of such dividend is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency exchange gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency exchange gain or loss if the dividend is converted into U.S. dollars after the date of receipt. In general, foreign currency exchange gain or loss will be treated as U.S.-source ordinary gain or loss for foreign tax credit purposes.

        Subject to certain limitations, including the PFIC rules discussed below, non-U.S. taxes (if any) withheld from or paid on dividend distributions generally will be eligible for credit against the U.S. Holder's U.S. federal income taxes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The foreign tax credit rules are complex, and U.S. Holders are urged to consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.

        Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize a capital gain or loss for U.S. federal income tax purposes on the sale or disposition of our ordinary shares equal to the difference between the amount realized on the sale or disposition and such U.S. Holder's tax basis in the ordinary shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for such ordinary shares exceeds one year as of the date of sale or disposition. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. Any gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Status

        We were a PFIC for 2014, but we were not a PFIC from 2015 through 2019, and we do not expect to be a PFIC for the foreseeable future. For U.S. federal income tax purposes, we generally would be classified as a PFIC for any taxable year if either (i) 75% or more of our gross income (including gross income of certain 25% or more owned corporate subsidiaries) is "passive income" (as defined for such purposes) or (ii) the percentage of our assets (including the assets of certain 25% or more owned corporate subsidiaries) that produce passive income or that are held for the production of passive income (based on the average of the fair market values of the assets determined at the end of each quarterly period) is at least 50%. In addition, whether we will be a PFIC for any taxable year depends on our assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty until after the end of the year. Passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person) and certain gains. Because a company's PFIC status depends on the composition of a company's income and assets and the market value of its assets from time to time, there can be no assurance that we will not be a PFIC for any taxable year. The treatment of U.S. Holders in some cases will be materially different from that described above if, at any relevant time, Theravance Biopharma is a PFIC. If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, unless the U.S. Holder makes a mark-to-market election or QEF election (each as described below) with respect to the ordinary shares, the U.S. Holder generally will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC for future taxable years, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

  •
  the excess distribution and/or gain will be allocated ratably over the U.S. Holder's holding period for the ordinary shares;

  •
  the amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are classified as a PFIC (each, a "pre-PFIC year") will be taxable as ordinary income;

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  the amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that year; and

  •
  an interest charge will be imposed on the resulting tax deemed deferred with respect to each prior taxable year, other than a pre-PFIC year.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        Even though we do not currently believe that we are a PFIC, we believe that we, and one of our wholly-owned subsidiaries, Theravance Biopharma R&D, Inc., was a PFIC in 2014. Any U.S. Holder

who currently owns any of our ordinary shares that it held while we were or may have been a PFIC should consult its tax advisor.

        As an alternative to the foregoing rules if we are classified as a PFIC, a U.S. Holder may make a mark-to-market election with respect to our ordinary shares, provided that our ordinary shares are regularly traded. Our ordinary shares would be treated as "regularly traded" for any calendar year in which more than a de minimis quantity of the ordinary shares were traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Global Market, where our ordinary shares are listed, is a qualified exchange for this purpose. If a mark-to-market election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

        Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder's indirect interest in any of our non-United States subsidiaries that is classified as a PFIC.

        If we are classified as a PFIC, a U.S. Holder of ordinary shares in a PFIC may instead make a qualified electing fund election ("QEF election"), with respect to our ordinary shares. A U.S. Holder who makes a timely QEF election with respect to our ordinary shares must report for U.S. federal income tax purposes its pro rata share of our ordinary earnings and net capital gain, if any, for each taxable year for which we are a PFIC that ends with or within such U.S. Holder's taxable year, regardless of whether or not they receive any distributions on the ordinary shares that they own. No portion of any such inclusions of ordinary earnings would be eligible to be treated as "qualified dividend income." For a non-corporate U.S. Holder, any such net capital gain inclusions would be eligible for taxation at the preferential capital gains tax rates. A U.S. Holder's adjusted tax basis in our ordinary shares would be increased to reflect any taxed but undistributed earnings and profits. Any distribution of earnings and profits that had been previously taxed would not be taxed again when a U.S. Holder receives such distribution, but would result in a corresponding reduction in the adjusted tax basis in our ordinary shares. A U.S. Holder would not, however, be entitled to a deduction for their pro rata share of any losses a PFIC incurs with respect to any year. A U.S. Holder generally would recognize capital gain or loss on the sale, exchange or other disposition of our ordinary shares. A U.S. Holder may make a timely QEF election with respect to our ordinary shares by filing IRS Form 8621 with its U.S. federal income tax return for the first year in which we are a PFIC and such U.S. Holder holds our ordinary shares. If we are a PFIC for any taxable year, we will make available to U.S. Holders the necessary information in order to make a QEF election as described above.

        Dividends that we pay on our ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS, subject to certain limited exceptions. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of owning and disposing our ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election or a qualified electing fund election with respect to us and with respect to its indirect interests in Theravance Biopharma R&D, Inc.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless the U.S. Holder is a corporation or other "exempt recipient." Backup withholding (currently at a 24% rate) may apply to such payments if a holder of our ordinary shares fails to provide a correct taxpayer identification number or other certification that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will generally be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

        Certain U.S. Holders are required to report information relating to an interest in our ordinary shares, subject to exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in our ordinary shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of our ordinary shares.

 MATERIAL IRISH TAX CONSIDERATIONS FOR HOLDERS OF ORDINARY SHARES

        We became an Irish tax resident effective July 1, 2015, though we remain incorporated in the Cayman Islands. The following is a discussion of certain Irish tax considerations with respect to the ownership and disposition of our ordinary shares applicable to investors who acquire such shares in this offering.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. PROSPECTIVE HOLDERS OF OUR ORDINARY SHARES SHOULD REFER TO DISCLOSURES WITH RESPECT TO OTHER TAX MATTERS IN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES UNDER THE LAWS OF THEIR COUNTRY OF RESIDENCE, CITIZENSHIP OR DOMICILE.

        THE FOLLOWING CONSIDERATIONS ARE BASED ON THE LAWS AND PRACTICE OF THE IRISH REVENUE COMMISSIONERS CURRENTLY IN FORCE IN IRELAND AND MAY BE SUBJECT TO CHANGE. IT DEALS WITH HOLDERS WHO BENEFICIALLY OWN OUR ORDINARY SHARES AS AN INVESTMENT. PARTICULAR RULES NOT DISCUSSED BELOW MAY APPLY TO CERTAIN CLASSES OF TAXPAYERS HOLDING OUR ORDINARY SHARES, SUCH AS DEALERS IN SECURITIES, TRUSTS, ETC. THE SUMMARY DOES NOT CONSTITUTE LEGAL OR TAX ADVICE.

Irish Stamp Duty

        No Irish stamp duty will be payable in respect of the issue of any shares forming part of this offering. No Irish stamp duty will be payable in respect of a sale of our ordinary shares after this offering unless such sale relates to shares in an Irish incorporated company or Irish land or mineral rights. Currently the Company is incorporated in the Cayman Islands and is only an Irish tax resident.

Irish Tax on Capital Gains on a disposition of our ordinary shares

        A liability to Irish tax on capital gains on a disposition of our ordinary shares depends on the individual circumstances of each shareholder.

  •
  Non-Irish resident / ordinarily resident shareholders. Shareholders should not be subject to Irish tax on capital gains on a disposal of our ordinary shares if such holders are neither resident nor ordinarily resident in Ireland and do not hold such shares in connection with a trade carried on by such holder in Ireland through a branch or agency.

  •
  Irish resident shareholders. Shareholders who are resident or ordinarily resident in Ireland for tax purposes, or corporate shareholders who hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency may be subject to Irish tax on capital gains at the rate of 33% if they dispose of our ordinary shares. Shareholders falling into this category should consult their own tax advisors as to the tax consequences of such a disposal.

Dividends

        We do not currently intend to pay dividends to our shareholders. A payment of a dividend by an Irish resident entity is subject to dividend withholding tax at the current rate of 25%, however a number of exemptions apply including exemptions for dividends paid to:

  •
  an individual shareholder (not being a company) who is neither resident nor ordinarily resident in Ireland and who is resident for tax purposes in a Relevant Territory (as described below);

  •
  a corporate shareholder which is not resident for tax purposes in Ireland and which is resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

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  a corporate shareholder which is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

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  a corporate shareholder which is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognised stock exchange either in a Relevant Territory, Ireland or on such other stock exchange approved by the Minister for Finance; or

  •
  a corporate shareholder which is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognised stock exchange in a Relevant Territory, Ireland or on such other stock exchange approved by the Minister for Finance.

        In this context, Relevant Territory means (i) a Member State of the European Union (other than Ireland) or (ii) a country with which Ireland has a tax treaty in force by virtue of section 826(1) of the Taxes Consolidation Act 1997 ("TCA") or (iii) a country with which Ireland has a tax treaty that is signed and which will come into force once all the ratification procedures set out in section 826(1) TCA have been completed.

Capital Acquisitions Tax

        A gift or inheritance comprising of our ordinary shares will be within the charge to capital acquisitions tax (which, subject to available exemptions and reliefs, is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if our ordinary shares are regarded as property situate in Ireland (e.g. if the share register is located in Ireland).

 MATERIAL CAYMAN ISLANDS TAX CONSIDERATIONS

        Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling our ordinary shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

        The following is a discussion of certain Cayman Islands income tax consequences of an investment in the ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor's particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

        Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

        No stamp duty is payable in respect of the issue of the ordinary shares or on an instrument of transfer in respect of an ordinary share.

        We have received on May 20, 2014 an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concession Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of ours or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our members or a payment of principal or interest or other sums due under a debenture or other obligation of ours.

UNDERWRITERS

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of ordinary shares indicated below:

Name	Number of Ordinary Shares
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Cowen and Company, LLC

Total:

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such ordinary shares are taken. However, the underwriters are not required to take or pay for the ordinary shares covered by the underwriters' option to purchase additional ordinary shares described below.

        The underwriters initially propose to offer part of the ordinary shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part of the ordinary shares to certain dealers at a price that represents a concession not in excess of $            per share under the public offering price. After the initial offering of the ordinary shares, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to            additional ordinary shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriter's name in the preceding table bears to the total number of ordinary shares listed next to the names of all underwriters in the preceding table.

        The following table shows the per ordinary share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional            ordinary shares.

Total
	Per Ordinary Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid to us	$	$	$
Proceeds, before expenses, to us	$	$	$

        The estimated offering expenses payable by us, exclusive of the estimated underwriting discounts and commissions, are approximately $425,000. The underwriters have agreed to reimburse us for a portion of our out-of-pocket expenses in connection with this offering. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $40,000.

        Our ordinary shares are listed on The Nasdaq Global Market under the trading symbol "TBPH".

        We and all directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement, or in the case of one of our directors who has announced that he will not stand for re-election at our next annual meeting of shareholders, until April 28, 2020 (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

  •
  file any registration statement with the Commission relating to the offering of ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

        The restrictions described in the immediately preceding paragraph do not apply to us with respect to:

  •
  the issuance of the ordinary shares offered by this prospectus supplement;

  •
  our ordinary shares issued pursuant to outstanding options, restricted share units or other rights under our equity incentive plans existing on the date of this prospectus supplement;

  •
  options, restricted share awards or restricted share units granted under our equity incentive plans existing on the date of this prospectus supplement, provided that such awards shall not vest or become exercisable prior to the expiration of the lock-up period;

  •
  our ordinary shares issued upon the exercise of any other option or warrant, settlement of a restricted share unit or the conversion of a security outstanding on the date of this prospectus supplement;

  •
  ordinary shares issued pursuant to our employee share purchase plan; or

  •
  ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares issued in connection with any joint venture, marketing or distribution arrangement, collaboration agreement, intellectual property license agreement, co-development agreement, acquisition by us or any of our subsidiaries of any business, property or other assets (whether by means of a merger, stock purchase, asset purchase or otherwise) or other strategic transaction, provided that the aggregate number of ordinary shares that we may issue or sell or agree to issue or sell pursuant to this clause shall not exceed 5.0% of the total number of outstanding ordinary shares immediately following the completion of the offering contemplated by this prospectus supplement and that the recipient of any such ordinary shares shall agree in writing to be bound by the lock-up restrictions described above.

        In addition, the restrictions described in the immediately preceding paragraph do not apply to our directors and executive officers with respect to:

  •
  transfers by bona fide gift, or to any trust for the direct or indirect benefit of the lockup signatory or an immediate family member, provided that, in each case, the transferee or donee agrees in writing to be bound by the lock-up restrictions described above, no filing under the Exchange Act is required or voluntarily made during the lock-up period (other than a Form 5 made after the expiration of the lock-up period) and no public announcement of such transfer is otherwise made;

  •
  transfers to any wholly-owned subsidiary of the lockup signatory; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the lock-up restrictions described above and there shall be no further transfer of such shares except in accordance with the lock-up restrictions described above, and provided further that any such transfer shall not involve a disposition for value.

  •
  the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that such plan does not permit transfers or sales of our ordinary shares during the lock-up period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required or voluntarily made; or

  •
  the surrender of ordinary shares to us or the sale of ordinary shares upon the vesting or settlement of any restricted share unit or restricted share award held by the lockup signatory, provided that such surrender or sale is solely for the purpose of covering such lockup signatory's tax withholding liability in connection with the vesting or settlement of such award pursuant to a share withholding program or arrangement to provide for sales to cover such tax withholding liability approved by our board of directors or our compensation committee prior to the date of this prospectus supplement.

        Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

        In order to facilitate the offering of the ordinary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, the underwriters may sell more ordinary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of ordinary shares compared to the price available under the option. The underwriters may also sell ordinary shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. We entered into an at-the-market program sales agreement with Cowen and Company, LLC, dated as of December 3, 2019, under which we may issue and sell from time to time up to $150.0 million of ordinary shares through Cowen and Company, LLC as our sales agent.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

  Selling Restrictions

  Canada

        Our ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  European Economic Area and United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

          (a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Global Co-ordinator for any such offer; or

          (c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

        provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of this provision, the expression an "offer to the public" in relation to any ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        The above selling restriction is in addition to any other selling restrictions set out below.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

  Hong Kong

        The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Japan

        No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "FIEL") has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.

        Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

  For Qualified Institutional Investors ("QII")

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.

  For Non-QII Investors

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.

  Israel

        In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase ordinary shares under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the "Addressed Investors"); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the "Qualified Investors"). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our ordinary shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

        Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered ordinary share, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued ordinary share; (iv) that the ordinary shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

  Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the our ordinary shares may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where our ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our ordinary shares pursuant to an offer made under Section 275 of the SFA except:

            (a)   to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i) (B) of the SFA;

            (b)   where no consideration is or will be given for the transfer;

            (c)   where the transfer is by operation of law;

            (d)   as specified in Section 276(7) of the SFA; or

            (e)   as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 LEGAL MATTERS

        The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder, Cayman Islands. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California is also acting as counsel to Theravance. Davis Polk & Wardwell LLP, Menlo Park, California, is counsel to the underwriters in connection with this offering.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act using an automatic shelf registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our ordinary shares. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement and the other documents we file with the SEC, including exhibits, are available to the public over the Internet at the SEC's website at http://www.sec.gov. Certain information filed by us with the SEC is also available on our website http://investor.theravance.com. The information on our website and the SEC's website is not part of this prospectus supplement, and any references to these websites or any other website are inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

        We incorporate by reference the documents listed below (except the information contained in such documents to the extent "furnished" and not "filed") and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent "furnished" and not "filed"):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

  •
  the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2019, to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 5, 2019 and November 8, 2019, respectively;

  •
  the description of our ordinary shares contained in our Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description; and

  •
  our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 3, 2019, January 7, 2019, March 1, 2019, May 1, 2019, June 4, 2019, September 30, 2019, December 4, 2019, December 26, 2019, January 7, 2020 and January 30, 2020.

        You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 808-6000 or by writing to us at the following address:

Theravance Biopharma, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attn: Investor Relations

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for the purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any document incorporated by reference therein) or the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

THERAVANCE BIOPHARMA, INC.

Debt Securities
Ordinary Shares
Purchase Contracts
Purchase Units
Warrants

        We or selling securityholders may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

        We may, and any selling securityholders may, offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

        Our ordinary shares are traded on The Nasdaq Global Market under the symbol "TBPH." On November 27, 2019, the last reported sale price of our ordinary shares on The Nasdaq Global Market was $21.15 per share. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page 1 of this prospectus and included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2019.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we or selling securityholders may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Unless the context otherwise requires, references in this prospectus to "Theravance," "we," "us" and "our" refer to Theravance Biopharma, Inc.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Reports on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THERAVANCE

        Theravance is a diversified biopharmaceutical company primarily focused on the discovery, development and commercialization of organ-selective medicines. Our purpose is to create transformational medicines to improve the lives of patients suffering from serious illnesses. Our research is focused in the areas of inflammation and immunology.

        Theravance Biopharma was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. Our corporate address in the Cayman Islands and principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the address of our wholly-owned US operating subsidiary Theravance Biopharma US, Inc. is 901 Gateway Boulevard, South San Francisco, California 94080. While Theravance Biopharma is incorporated under Cayman Island law, the Company became an Irish tax resident effective July 1, 2015. The address of our wholly-owned Irish operating subsidiary, Theravance Biopharma Ireland Limited, is Connaught House, Burlington Road, Dublin 4, Ireland.

FORWARD-LOOKING STATEMENTS

        When used in this prospectus and the documents incorporated by reference, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. These risks and uncertainties are described in greater detail in the sections titled "Risk Factors" in the documents incorporated by reference and also in any prospectus supplement under the sections titled "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the in other sections of the documents we incorporate by reference into this prospectus or in any prospectus supplement.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC that are incorporated by reference.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds for acquisitions of technology or drug candidates for research and development and other general corporate purposes. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued and the form of debt securities. Such indenture may be supplemented from time to time. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us, and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, guarantees, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series will change and supplement the summary below.

Existing Indebtedness

        On November 2, 2016, we sold $200 million aggregate principal amount of our 3.250% convertible senior notes due 2023 (the "Notes"). We issued the Notes under an indenture dated as of November 2,

2016 (the "Base Indenture"), between us and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by the first supplemental indenture dated as of November 2, 2016, between us and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture").

        The Notes bear interest at a rate of 3.250% per year, payable semi-annually in arrears, on November 1 and May 1 of each year, commencing on May 1, 2017. The Notes are senior unsecured obligations of the Company and rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

        The Notes will mature on November 1, 2023 (the "Maturity Date"), unless earlier redeemed or repurchased by the Company or converted. Holders of the Notes may convert their notes into Ordinary Shares at an initial conversion rate of 29.0276 shares for each $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $34.45 per share), subject to adjustment, in certain circumstances (including upon the occurrence of a fundamental change (as defined in the Indenture)), at any time prior to the close of business on the second business day immediately preceding the Maturity Date.

        Upon the occurrence of a fundamental change involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

        The Indenture contains customary terms and covenants and events of default. The Notes are not redeemable at the Company's option prior to maturity except in connection with certain changes in tax laws.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement relating to such series, including any pricing supplement or term sheet. We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of that series of debt securities;

  •
  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

  •
  the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable or the method by which such dates are to be determined;

  •
  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  whether debt securities are guaranteed and the terms of such guarantees, including events of default or covenants with respect to such guarantees;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

  •
  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

  •
  the denominations in which those debt securities will be issuable;

  •
  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations or how this portion will be determined;

  •
  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

  •
  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

  •
  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

  •
  any provisions granting special rights to the holders of debt securities upon the occurrence of specified events;

  •
  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

  •
  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

  •
  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

  •
  the nature and terms of any security for any secured debt securities;

  •
  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

  •
  any other specific terms of any debt securities or guarantees.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange ratio (or the calculation method);

  •
  the conversion or exchange period (or how the period will be determined);

  •
  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange ratio; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

        These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the Cayman Islands or the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed by us. In addition, we cannot complete such a transaction unless after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or passage of time, would become an event of default under the indenture, has occurred and is continuing. When the successor entity or person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of the interest payment period in accordance with the indenture will not constitute a failure to pay interest;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to perform other covenants contained in the indenture for the benefit of the debt securities for 75 days after notice is given by the holders of at least 25% in principal amount of the outstanding debt securities of that series to the trustee or by the trustee as specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second or fourth bullets above occurs and is continuing, either the trustee by written notice to us or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by written notice to the trustee may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the third bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture provides that if an event of default specified in the fourth bullet above occurs and is continuing, the payment of any compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and any other amounts due to the trustee pursuant to the indenture that is unpaid for any reason shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, liquidation or under any plan of reorganization or arrangement or otherwise. The trustee may, on behalf of the holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor's committee or other similar committee.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

  •
  the requesting holders have offered the trustee security or indemnity satisfactory to the trustee against the losses, expenses and liabilities that may be incurred by bringing the action;

  •
  the trustee has not instituted the action within 60 days of the request and offer of security or indemnity; and

  •
  the trustee has not received inconsistent direction during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants if government obligations are delivered to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants if government obligations are delivered to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the beneficial owners' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

  •
  evidence the assumption by a successor entity of our obligations;

  •
  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

  •
  add any additional events of default;

  •
  cure any ambiguity or omission or correct any inconsistency or defect in the indenture;

  •
  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

  •
  add guarantees or guarantors of or secure any debt securities;

  •
  establish the forms or terms of debt securities of any series, including the terms of any guarantee of such debt securities;

  •
  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

  •
  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture, any subsidiary guarantee or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

  •
  change the currency in which the principal, and any premium or interest, is payable;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  change the ranking of any debt security;

  •
  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

  •
  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in the continental United States.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations in the Trust Indenture Act on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest, as defined in the Trust Indenture Act, relating to any duties concerning the debt securities, however, it must eliminate the conflict, apply to the SEC to continue pursuant to the Trust Indenture Act or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law; Jury Trial Waiver

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that we, any guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt security or any transaction contemplated thereby.

DESCRIPTION OF SHARE CAPITAL

        The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, a copy of which has been filed with the SEC, and the applicable provisions of the Companies Law, 2016 Revision, as amended (the "Companies Law").

General

        As of the date of this registration statement, we are authorized to issue 200,000,000 ordinary shares, par value $0.00001 per share, and 230,000 preferred shares, par value $0.00001 per share. As of November 12, 2019, there were 56,762,307 ordinary shares outstanding, held of record by 67 shareholders, although we believe that there may be a significantly larger number of beneficial owners of our ordinary shares.

Meetings of Shareholders

        Subject to our regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than ten days' nor more than 60 days' notice. Notice of every general meeting will be given to all of our shareholders, our directors and our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors, the chief executive officer or a majority of our board of directors, and may not be called by any other person.

        Alternatively, subject to applicable regulatory requirements, a meeting will be deemed to have been duly called if it is so agreed (i) in the case of a meeting called as an annual general meeting, by all of our shareholders (or their proxies) entitled to attend and vote at the meeting, or (ii) in the case of an extraordinary meeting, by a majority in number of our shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 95% of the voting shares.

        At any general meeting, shareholders entitled to vote and present in person or by proxy that represent not less than a majority of our issued and outstanding voting shares will constitute a quorum. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.

        A corporation being a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote per ordinary share. The holders of preferred shares shall have limited voting rights as set out in our amended and restated memorandum and articles of association.

        No shareholder shall be entitled to vote or be deemed to be part of a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us, if any, have been paid.

        If a clearing house or depository (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)), including the right to vote individually on a show of hands.

        While there is nothing under the laws of the Cayman Islands that specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware law that cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our amended and restated memorandum and articles of association to allow cumulative voting for such elections.

Protection of Minority Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.

        Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Pre-emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (ii) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

        If we are wound up, the liquidator may with the sanction of an ordinary resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of assets of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any assets to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of an ordinary resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

        Except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders at which a quorum is present.

        Subject to the Companies Law and our amended and restated memorandum and articles of association, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast passed at a separate meeting of the holders of the shares of that class at which a quorum is present. The provisions of our amended and restated memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than a majority in par value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares that rank higher in priority or with the same rights and privileges.

Alteration of Capital

        We may from time to time by ordinary resolution:

  •
  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Law;

  •
  subdivide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum and articles of association, subject to the Companies Law; and

  •
  divide shares into several classes.

We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

        Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or a portion of their shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Global Market or in any other form which our directors may approve.

        Our directors may, in their absolute discretion, decline to register any transfer of shares, subject to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed. If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that registration shall not be suspended for more than forty-five days in any year.

Share Repurchase

        We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits that our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

Registration Rights Agreement

        Ordinary shares issued to GlaxoSmithKline plc (together with its affiliates, "GSK") are entitled to the rights set forth in the Registration Rights Agreement by and between GSK and us, dated March 3, 2014 (the "Registration Rights Agreement"). The rights under the Registration Rights Agreement will expire on December 31, 2024, or if GSK or its permitted assigns each hold one and a half percent or less of our then outstanding ordinary shares, if each such holder can sell its shares in a single transaction pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act").

Demand Registration Rights

        Under the Registration Rights Agreement, GSK and its permitted assigns have the right to require that we register their ordinary shares, provided such demand comes from holders of at least 50% of the aggregate shares held by GSK and its permitted assigns and such registration relates to ordinary shares having an anticipated aggregate offering price of $10 million. We are only obligated to effect one registration in response to these demand registration rights (subject to certain exceptions). We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, under the Registration Rights Agreement GSK has the right to include its shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by GSK and its permitted assigns (but to no less than 25% of the shares to be registered in such registration) due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

        While we are eligible to file a registration statement on Form S-3, under the Registration Rights Agreement GSK and its permitted assigns can request that we register their shares, provided that such registration request is made by holders of not less than 10% in aggregate of GSK's and its permitted assigns shares and the total price of the ordinary shares offered to the public is at least $10 million. GSK and its permitted assigns may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these S-3 registration rights.

Rights Agreement

        Under our rights agreement, each ordinary share has associated with it one preferred share purchase right. Each of these rights entitles its holder to purchase, at a price of $225.00 for each, one one-thousandth of a share of Series A junior participating preferred, (each subject to adjustment) under circumstances provided for in the rights agreement. The purpose of our rights agreement is to:

  •
  give our board of directors the opportunity to negotiate with any persons seeking to obtain control of us;

  •
  deter acquisitions of voting control of us without assurance of fair and equal treatment of all of our shareholders; and

  •
  prevent a person from acquiring in the market a sufficient amount of voting power over us to be in a position to block an action sought to be taken by our shareholders.

        The exercise of the rights under our rights agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our rights agreement may deter a potential acquisition or tender offer. Until a "distribution date" occurs, the rights will:

  •
  not be exercisable;

  •
  be represented in the same book-entry form or by the same certificate that represents the shares with which the rights are associated; and

  •
  trade together with those shares.

        The rights will expire at the close of business on May 24, 2024, unless earlier redeemed or exchanged by us. Following a "distribution date," the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from our ordinary shares. A "distribution date" would occur upon the earlier of:

  •
  ten business days after a public announcement that the person has become an "acquiring person;" or

  •
  ten business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an "acquiring person") after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 19.9% or more of the outstanding ordinary shares.

        A holder of rights will not, as such, have any rights as a shareholder, including the right to vote or receive dividends.

        Under our rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 19.9% or more of our outstanding ordinary shares. In addition, an "acquiring person" shall not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans. Our rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other shareholders.

        If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our ordinary shares having a market value of two times the purchase price. If, following a public announcement that a person has become an acquiring person:

  •
  we merge or enter into any similar business combination transaction and we are not the surviving corporation; or

  •
  50% or more of our assets, cash flow or earning power is sold or transferred,

each holder of a right, other than the acquiring person, will be entitled to purchase a number of ordinary shares of the surviving entity having a market value of two times the purchase price.

        After a person becomes an acquiring person, but prior to such person acquiring 50% of our outstanding ordinary shares, our board of directors may exchange each right, other than rights owned by the acquiring person, for

  •
  one ordinary share;

  •
  one one-thousandth of a share of our Series A junior preferred share; or

  •
  a fractional share of another series of preferred share having equivalent value.

        At any time until a person has become an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.

        For so long as the rights are redeemable, our board of directors may amend any provisions in the rights agreement without shareholder consent. After the rights are no longer redeemable, our board of directors may only amend the rights agreement without shareholder consent if such amendment would not adversely affect the interests of the holders of rights. Despite the foregoing, at no time may the redemption price of the rights be amended or changed.

        The adoption of the rights agreement and the distribution of the rights should not be taxable to our shareholders or us. Our shareholders may recognize taxable income when the rights become exercisable in accordance with the rights agreement.

Differences in Corporate Law

        The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

        For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company and such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number representing 75% in value of each class of shareholders and creditors with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such as a businessman would reasonably approve; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        When a takeover offer is made and accepted by holders of at least 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders' Suits

        We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations. Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Corporate Governance

        Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe fiduciary duties to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the Nasdaq Global Market or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Board of Directors

        We are managed by our board of directors. Our amended and restated memorandum and articles of association will provide that the number of our directors will be fixed from time to time by our board of directors but may not consist of less than three or more than 15 directors. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. Each director holds office until the expiration of his or her term in accordance with the terms of our amended and restated memorandum and articles of association, until his or her successor has been duly elected and qualified or until his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our directors may only be removed for cause by special resolution passed by not less than two-thirds of votes cast by our shareholders. Any vacancies on our board of directors or additions to the existing board of directors can only be filled by the affirmative vote of a simple majority of the remaining directors, although this may be less than a quorum. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Any director so appointed by the board of directors shall hold office only for the remaining term of the class of director which he or she replaces and shall then be eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.

        Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of the chairman of our board of directors, our chief executive officer, if not the chairman of our board of directors, or a majority of our board of directors. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent available, authorized but unissued shares. The issuance of additional ordinary shares may, subject to applicable law, be used as an anti-takeover device without further action on the part of our shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.

        Our board of directors may authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by applicable law. The resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by applicable law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the ordinary shares and may adversely affect the voting and other rights of the holders of ordinary shares.

        Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the enjoyment of the rights of the holders of our ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of our shareholders, subject to applicable law. Issuance of preferred shares may dilute the voting power of holders of ordinary shares.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of our ordinary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per ordinary share and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

  •
  debt securities;

  •
  debt obligations of third parties, including U.S. treasury securities; or

  •
  any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the ordinary shares under the purchase contracts.

        The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, or ordinary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of ordinary shares or principal amount of debt securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

  •
  the date, if any, on and after which the warrants and the related debt securities or ordinary shares will be separately transferable;

  •
  the price at which each debt security or ordinary share purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

FORMS OF SECURITIES

        Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the securities represented by the registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the securities in definitive form; and

  •
  will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in "street name." We also expect that any of these payments will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        We or any selling securityholder may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us or any selling securityholder from the sale;

  •
  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we or any selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholder or borrowed from us or any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or any selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        Our ordinary shares are currently listed on The Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Maples and Calder, Cayman Islands. Additional legal matters will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Any underwriters, dealers or agents, will be represented by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

  •
  the information in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2019, to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 5, 2019 and November 8, 2019, respectively;

  •
  our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 3, 2019, January 7, 2019, March 1, 2019, May 1, 2019, June 4, 2019 and September 30, 2019; and

  •
  the description of our ordinary shares contained in our Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080, (650) 808-6000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

$150,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

Morgan Stanley	J.P. Morgan	Cowen

February    , 2020